================================================================================

                                U.S. $300,000,000                  Exhibit 10.24

             364 DAY COMPETITIVE ADVANCE/REVOLVING CREDIT AGREEMENT

                                      among

                       UNION PACIFIC RESOURCES GROUP INC.,
                                   as Borrower

                                       and

                    TEXAS COMMERCE BANK NATIONAL ASSOCIATION,
                             as Administrative Agent

                                       and

                            THE CHASE MANHATTAN BANK,
                         as Auction Administration Agent

                             BANK OF AMERICA NT&SA,
                             as Documentation Agent

                           NATIONSBANK OF TEXAS, N.A.,
                              as Syndication Agent

                                       and

                             THE BANKS NAMED HEREIN,
                                    as Banks

                          Dated as of November 25, 1997

================================================================================

             364 DAY COMPETITIVE ADVANCE/REVOLVING CREDIT AGREEMENT

                  This 364 DAY COMPETITIVE ADVANCE/REVOLVING CREDIT AGREEMENT is entered into as of November 25, 1997, among UNION PACIFIC RESOURCES GROUP INC., a Utah corporation (the "Borrower"), the Banks (hereinafter defined), TEXAS COMMERCE BANK NATIONAL ASSOCIATION, as Administrative Agent (hereinafter defined), THE CHASE MANHATTAN BANK, as Auction Administration Agent (hereinafter defined), BANK OF AMERICA NT&SA, as Documentation Agent (as hereinafter defined), and NATIONSBANK OF TEXAS, N.A., as Syndication Agent (as hereinafter defined).

ARTICLE I. DEFINITIONS AND ACCOUNTING TERMS

                  SECTION 1.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Adjusted CD Rate" means, for each Adjusted CD Rate Advance comprising part of the same Contract Borrowing, an interest rate per annum equal to the lesser of (i) the Maximum Rate and (ii) the sum of (a) a rate per annum equal to the product of (i) the Fixed CD Rate in effect for the Interest Period then applicable to such Advance and (ii) 1.00 plus the Domestic Reserve Percentage, plus (b) the Assessment Rate. For purposes hereof, the term "Fixed CD Rate" shall mean the arithmetic average (rounded upwards, if necessary, to the next 1/100 of 1%) of the prevailing rates per annum bid at or about 10:00 a.m. (New York City time) to Administrative Agent on the first Business Day of the Interest Period then applicable to such Contract Borrowing by three negotiable certificate of deposit dealers of recognized standing for the purchase at face value of negotiable certificates of deposit of Administrative Agent in a principal amount approximately equal to Administrative Agent's portion of such Contract Borrowing and with a maturity comparable to such Interest Period.

                  "Adjusted CD Rate Advance" means a Contract Advance that bears interest based on the Adjusted CD Rate.

                  "Adjusted CD Rate Contract Borrowing" means a Contract Borrowing that bears interest based on the Adjusted CD Rate.

                  "Administrative Agent" means Texas Commerce Bank National Association, and its permitted successor or successors as administrative agent for the Banks under this Agreement.

                  "Advance" means any Contract Advance or Competitive Advance.

                  "Affiliate" of a Person means any other individual or entity who directly or indirectly controls, is controlled by, or is under common control with that Person; provided that, for purposes of Sections 4.01(k) and 5.02(g) hereof, the Subsidiaries of Borrower shall not be considered Affiliates of the Borrower or any Subsidiary (including any Restricted Subsidiary), and Borrower shall not be considered an "Affiliate" of a Subsidiary (including any Restricted Subsidiary). For purposes of such definition, "control," "controlled by," and "under common control with" mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities or other interests, by contract, or otherwise).

                  "Agent" means, collectively, Administrative Agent, Documentation Agent, Syndication Agent, and Auction Administration Agent.

                  "Agreement" means this Agreement, as amended, modified and supplemented from time to time, including, without limitation, any such supplement in respect of Competitive Advances under Section 2.03.

                  "Alternate Base Rate" means, for any day, a rate per annum equal to the lesser of (i) the Maximum Rate and (ii) the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in Houston, Texas (which prime rate may not necessarily represent the lowest or best rate actually charged to a customer); each change in the Prime Rate shall be effective on the date such change is publicly announced as effective. "Base CD Rate" shall mean the sum of
(a) the product of (i) the Three-Month Secondary CD Rate and (ii) 1.00 plus the Domestic Reserve Percentage and (b) the Assessment Rate. "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board of Governors of the Federal Reserve System through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of such Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average (rounded upwards, if necessary, to the next 1/16 of 1%) of the secondary market quotations for three-month certificates of deposit of major money center banks received at approximately 10:00 a.m. (New York City time) on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. "Federal Funds Effective Rate" shall mean, for any day, the weighted average (rounded upwards, if necessary, to the next 1/16 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of Dallas, or, if such rate is not so published for any day which is a Business Day, the average (rounded upwards, if necessary, to the next 1/16 of 1%) of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c),or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Maximum Rate, Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Maximum Rate, Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

                  "Alternate Base Rate Advance" means a Contract Advance which bears interest computed at the Alternate Base Rate.

                  "Applicable Margin" means, on any date of determination of the interest rate for any Adjusted CD Rate Contract Borrowing or Eurodollar Rate Contract Borrowing or of any Facility Fees, the applicable percentage set forth in the table below for the Type of Borrowing or Facility Fees, as appropriate, which corresponds to the ratings (or implied ratings) established by both S&P and Moody's applicable to the Borrower's senior, unsecured, non-credit-enhanced long term indebtedness for borrowed money ("Index Debt") on such date of determination:

                                         Applicable Margin   Applicable Margin
                                         for Adjusted CD      for Eurodollar       Applicable
                 Ratings                  Rate Contract       Rate Contract        Margin for
                                           Borrowings           Borrowings       Facility Fees
=====================================   ==================   =================   =============

               Category 1
               ----------

Equal to or higher than A by S&P;            .295%                .17%               .055%

Equal to or higher than A2 by Moody's

                                         Applicable Margin   Applicable Margin
                                         for Adjusted CD      for Eurodollar       Applicable
                 Ratings                  Rate Contract       Rate Contract        Margin for
                                           Borrowings           Borrowings       Facility Fees
=====================================   ==================   =================   =============

               Category 2
               ----------

A- by S&P;                                   .315%                .19%               .06%


A3 by Moody's

               Category 3
               ----------

BBB+ by S&P;                                 .35%                 .225%              .075%

Baa1 by Moody's

               Category 4
               ----------

BBB by S&P;                                  .40%                 .275%              .10%

Baa2 by Moody's

               Category 5
               ----------

Lower than BBB by S&P;                       .425%                .30%               .15%

Lower than Baa2 by Moody's


For purposes of the foregoing, (i) if neither Moody's nor S&P shall have in effect a rating for Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then both such rating agencies will be deemed to have established ratings for Index Debt in Category 5; (ii) if only one of Moody's or S&P shall have in effect a rating for Index Debt, the Borrower and the Banks will negotiate in good faith to agree upon another rating agency to be substituted by an amendment to this Agreement for the rating agency which shall not have a rating in effect, and in the absence of such amendment the Applicable Margin will be determined by reference to the available rating; (iii) if the ratings established by Moody's and S&P shall fall within different Categories, the Applicable Margin shall be determined by reference to the numerically lower Category; (for example, if the rating from S&P is in Category 1 and the rating from Moody's is in Category 2, the Applicable Margin shall be determined by reference to Category 1); and (iv) if any rating established by Moody's or S&P shall be changed (other than as a result of a change in the rating system of either Moody's or S&P), such change shall be effective as of the date on which such change is first announced by the rating agency making such change. Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of either Moody's or S&P shall change prior to the Maturity Date, the Borrower and the Banks shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system. If both Moody's and S&P shall cease to be in the business of rating corporate debt obligations, the Borrower and the Banks shall negotiate in good faith to agree upon a substitute rating agency and to amend the references to specific ratings in this definition to reflect the ratings used by such substitute rating agency.


                  "Applicable Lending Office" means, with respect to each Bank, such Bank's Domestic Lending Office in the case of an Alternate Base Rate Advance, such Bank's CD Lending Office in the case of an Adjusted CD Rate Advance, such Bank's Eurodollar Lending Office in the case of a Eurodollar Rate Contract Advance and, in the case of a Competitive Advance, the office or affiliate of such Bank notified by such Bank to the Borrower and the Administrative Agent as such Bank's Applicable Lending Office with respect to such Competitive Advance.

                  "Applicable Rate" means:

                                    (i) with respect to Adjusted CD Rate
                           Advances, the Adjusted CD Rate plus the Applicable Margin for Adjusted CD Rate Contract Borrowings;

                                    (ii) with respect to Alternate Base Rate
                           Advances, the Alternate Base Rate; and

                                    (iii) with respect to Eurodollar Rate
                           Contract Advances, the Eurodollar Rate plus the Applicable Margin for Eurodollar Rate Contract Borrowings;.

                  "Assessment Rate" means for any date of determination, the annual rate (rounded upwards, if necessary, to the next 1/100 of 1%) most recently estimated by the Administrative Agent as the then current net annual assessment rate that will be employed in determining amounts payable by the Administrative Agent to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or such successor) of time deposits made in dollars at the Administrative Agent's domestic offices.

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Bank and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit B hereto.

                  "Auction Administration Agent" means The Chase Manhattan Bank and its successors as Auction Administration Agent under this Agreement.

                  "Banks" means the financial institutions named on Schedule I (as the same may be amended from time to time by Administrative Agent to reflect assignments made in accordance with Section 8.07 of this Agreement), and any and all other financial institutions which from time to time become parties to this Agreement pursuant to the terms and conditions of Section 8.07 of this Agreement.

                  "Borrowing" means a Contract Borrowing or a Competitive Borrowing.

                  "Business Day" means a day of the year on which banks are not required or authorized to close in Dallas, Texas, and, if the applicable

Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

                  "CD Lending Office" means, with respect to any Bank, the office or affiliate of such Bank specified as its "CD Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Bank (or, if no such office or affiliate is specified, its Domestic Lending Office), or such other office or affiliate of such Bank as such Bank may from time to time specify to the Borrower and the Administrative Agent.

                  "Closing Date" means the date upon which this Agreement is executed and delivered and all conditions precedent specified in Section 3.01 have been satisfied or waived.

                  "Code" means the Internal Revenue Code of 1986, as the same may be amended from time to time.

                  "Commitment" has the meaning specified in Section 2.01(a).

                  "Competitive Advance" means an advance by a Bank to the Borrower as part of a Competitive Borrowing resulting from the competitive bidding procedure described in Section 2.03, and refers to a Fixed Rate Competitive Advance or a Eurodollar Rate Competitive Advance.

                  "Competitive Borrowing" means a Borrowing consisting of simultaneous Competitive Advances of the same Type from each of the Banks whose offer to make a Competitive Advance as part of such Borrowing has been accepted by the Borrower under the competitive bidding procedure described in Section 2.03.

                  "Competitive Reduction" means, as to any Bank as at any date, an amount equal to such Bank's pro rata (in accordance with the Commitments) share of the aggregate amount of all Competitive Advances outstanding on such date (giving effect to the payment of any Competitive Advances to be made on such date).

                  "Contract Advance" means an advance by a Bank to the Borrower as part of a Contract Borrowing and refers to an Adjusted CD Rate Advance, an Alternate Base Rate Advance, or a Eurodollar Rate Contract Advance.

                  "Contract Borrowing" means a Borrowing consisting of simultaneous Contract Advances of the same Type made ratably by all of the Banks pursuant to Section 2.01(a).

                  "Debt" means (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments,
(iii) obligations to pay the deferred purchase price of property (excluding obligations under agreements for the purchase of goods in the normal course of business, but including obligations under agreements relating to the issuance of performance letters of credit or acceptance financing), (iv) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (v) obligations as account party under all letters of credit, and without duplication, all drafts drawn and unpaid thereunder; (vi) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (v) above; and (vii) liabilities in respect of unfunded vested benefits under Plans covered by Title IV of ERISA; provided that, "Debt" of the Borrower and its Subsidiaries shall not include (a) any rental obligations, guaranties, or other lease obligations or financial assurances existing on the date of this Agreement and relating to the leveraged lease of the Corpus Christi, Texas, petrochemical complex and refinery, or (b) any obligations as account party under letters of credit issued in connection with, or in lieu of, any obligations described in the preceding clause (a) arising at any time after the date of this Agreement.

                  "Documentation Agent" means Bank of America NT&SA, and its permitted successor or successors as documentation agent for the Banks under this Agreement.

                  "Domestic Lending Office" means, with respect to any Bank, the office or affiliate of such Bank specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Bank, or such other office or affiliate of such Bank as such Bank may from time to time specify to the Borrower and the Administrative Agent.

                  "Domestic Reserve Percentage" means, for any Interest Period, the reserve percentage applicable on the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental, or other marginal reserve requirement) for a member bank of the Federal Reserve System in Dallas, Texas, with deposits exceeding one billion dollars with respect to liabilities consisting of or including (among other liabilities) U.S. dollar nonpersonal time deposits in the United States with a maturity equal to such Interest Period.

                  "EBITDAX" means with respect to any Person for any period of calculation the sum of (i) operating income (before adjustments for income taxes, interest expense, or extraordinary gains or losses) for such period, (ii) depreciation, depletion, and amortization for such period, and (iii) exploration expenses for such period all determined in accordance with generally accepted accounting principles.

                  "Eligible Assignee" means: (a) any of the following entities, if approved in writing by the Borrower (if no Event of Default then exists) and Administrative Agent: (i) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $3,000,000,000 and a combined capital and surplus of at least $150,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the OECD, or a political subdivision of any such country, and having total assets in excess of $3,000,000,000 and a combined capital and surplus of at least $150,000,000, provided that such bank is acting through a branch or agency located in the United States, in the country in which it is organized or in another country which is also a member of the OECD; and (iii) the central bank of any country which is a member of the OECD, or (b) a Bank or an Affiliate of any Bank.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) which is a member of a group of which the Borrower is a member and which is under common control within the meaning of the regulations under
Section 414 of the Code.

                  "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System (or any successor regulation), as in effect from time to time.

                  "Eurodollar Lending Office" means, with respect to any Bank, the office or affiliate of such Bank specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Bank (or, if no such office or affiliate is specified, its Domestic Lending office), or such other office or affiliate of such Bank as such Bank may from time to time specify to the Borrower and the Administrative Agent.

                  "Eurodollar Rate" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, an interest rate per annum equal to the lesser of (1) the Maximum Rate and (2) a rate of interest determined on the basis of at least two offered rates for deposits in United States dollars for a period equal to the applicable Interest Period commencing on the first day of such Interest Period, appearing on the Reuters Screen LIBO Page as of 11:00 a.m. (London time) on the day that is two Business Days prior to the first day of the Interest Period. If at least two such offered rates appear on the Reuters Screen LIBO Page, the rate with respect to such Interest Period will be the arithmetic average (rounded upwards to the next 1/16th of 1%) of such offered rates. If fewer than two offered rates appear, "Eurodollar Rate" in respect of any Interest Period will be determined on the basis of the rates at which deposits in United States dollars are offered by the Administrative Agent at approximately 11:00 a.m. (London time) on the day that is two Business Days preceding the first day of such Interest Period to prime banks in the London interbank market for a period equal to such Interest Period commencing on the first day of such Interest Period.

                  "Eurodollar Rate Advance" means any Eurodollar Rate Contract Advance or Eurodollar Rate Competitive Advance.

                  "Eurodollar Rate Competitive Advance" means a Competitive Advance which bears interest based on the Eurodollar Rate.


                  "Eurodollar Rate Contract Advance" means a Contract Advance which bears interest based on the Eurodollar Rate.

                  "Eurodollar Rate Contract Borrowing" means a Contract Borrowing that bears interest based on the Eurodollar Rate.

                  "Eurodollar Rate Reserve Percentage" of any Bank for any Eurodollar Rate Advance means the reserve percentage applicable to such Bank on
(i) in the case of a Contract Advance, the first day of the Interest Period then applicable to such Contract Advance and (ii) in the case of a Competitive Advance, the date of such Competitive Advance, under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) under Regulation D promulgated by the Board of Governors of the Federal Reserve System, or any successor or supplemental regulations, then applicable to such Bank with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period or the term of such Competitive Advance, as the case may be.

                  "Events of Default" has the meaning specified in Section 6.01.

                  "Existing Credit Agreement" means that certain Competitive Advance/Revolving Credit Agreement dated as of April 16, 1996 (as amended, extended, renewed, or restated), by and among Borrower, Texas Commerce Bank National Association as Administrative Agent, The Chase Manhattan Bank as Auction Administration Agent, Bank of

America NT&SA as Documentation Agent, NationsBank of Texas, N.A. as Syndication Agent, and certain other Banks named therein.

                  "Financial Officer" of any corporation shall mean the chief financial officer, principal accounting officer, Treasurer, or Controller of such corporation.

                  "Fixed Rate" means an interest rate per annum (expressed in the form of a decimal to no more than four decimal places) specified by a Bank making a Competitive Advance under the competitive bidding procedure described in Section 2.03.

                  "Fixed Rate Competitive Advance" means a Competitive Advance which bears interest based on the Fixed Rate.

                  "Index Debt" has the meaning specified in the definition of "Applicable Margin" in Section 1.01.

                  "Interest Period" means, (i) for each Contract Advance comprising part of the same Contract Borrowing, the period commencing on the date of such Contract Advance or on the last day of the immediately preceding Interest Period applicable to such Contract Advance, as the case may be, and ending on the last day of the period selected by the Borrower pursuant to the provisions below; or (ii) for each Competitive Advance comprising part of the same Competitive Borrowing, the period commencing on the date of such Competitive Advance, as the case may be, and ending on the maturity selected by the Borrower pursuant to the provisions of Section 2.03(a). The duration of each such Interest Period shall be (a) in the case of an Alternate Base Rate Advance, until the next succeeding March 31, June 30, September 30, or December 31, (b) in the case of an Adjusted CD Rate Advance, 30, 60, 90, or 180 days (by notice to Administrative Agent pursuant to Section 2.02(a)), and (c) in the case of a Eurodollar Rate Advance, 1 month or 2, 3, or 6 months, as the Borrower may select (in the case of Contract Advance) by notice to the Administrative Agent pursuant to Section 2.02(a), and in the case of Competitive Advances, by notice to Administrative Agent pursuant to Section 2.03(a); provided, however, that:

                                    (i) Interest Periods commencing on the same
                           date for Contract Advances comprising part of the same Contract Borrowing shall be of the same duration;

                                    (ii) whenever the last day of any Interest
                           Period would otherwise occur on a day other than a Business Day in both Dallas, Texas and London, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day in both such cities, provided, in the case of any Interest Period for a Eurodollar Rate Advance, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day in both such cities; and

                                    (iii) no Interest Period shall end on a date
                           later than the Maturity Date.

                  "Lien" means any mortgage, pledge, lien, encumbrance, charge, or security interest of any kind, granted, or created to secure Debt.

                  "Loan Papers" means (a) this Agreement, certificates delivered pursuant to this Agreement, and Exhibits and Schedules thereto; and (b) all renewals, extensions, restatements of, or supplements, or amendments to any of the foregoing.

                  "Majority Banks" means at any time Banks that in the aggregate
(a) hold at least 51% of the Commitments, and (b) after the expiry or termination of the Commitments, hold at least 51% of the aggregate unpaid principal amount of the Advances.

                  "Material Plan" means either (i) a Plan under which the present value of the vested benefits exceeds the fair market value of the assets of such Plan allocable to such benefits by more than $20,000,000 or (ii) a Plan whose assets have a market value in excess of $100,000,000.

                  "Maturity Date" November 23, 1998 (or such later date to which the Commitments are extended in accordance with Section 2.10).

                  "Maximum Amount" and "Maximum Rate" means, for each Bank, the maximum non-usurious amount and the maximum non-usurious rate of interest which, under applicable law, such Bank is permitted to contract for, charge, take, reserve, or receive on the Obligation.

                  "Moody's" means Moody's Investors Service, Inc. or any successor thereto.

                  "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding three plan years made or accrued an obligation to make contributions.

                  "Notice of Contract Borrowing" has the meaning specified in
Section 2.02(a).

                  "Notice of Competitive Borrowing" has the meaning specified in
Section 2.03(a).

                  "Obligation" means all present and future indebtedness, liabilities, and obligations, and all renewals and extensions thereof, or any part thereof, now or hereafter owed to Administrative Agent or any Bank by the Borrower arising from, by virtue of, or pursuant to any Loan Paper, together with all interest accruing thereon, fees, costs, and expenses payable under the Loan Papers.

                  "OECD" means the Organization for Economic Cooperation and Development.

                  "Participating Bank" has the meaning specified in Section 2.03(a)(v).

                  "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

                  "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                  "Plan" means an employee benefit plan (other than a Multiemployer Plan) maintained for employees of the Borrower or any ERISA Affiliate and covered by Title IV of ERISA.

                  "Principal Property" means (i) any property owned or leased by the Borrower or any Subsidiary, or any interest of the Borrower or any Subsidiary in property, which is considered by the Borrower to be capable of producing oil, gas, or minerals in commercial quantities, (ii) any refinery, smelter, processing, or manufacturing plant owned or leased by the Borrower or any Subsidiary, (iii) all present and future oil, gas, other liquid and gaseous hydrocarbons, and other minerals now or hereafter produced from any other Principal Property or to which the Borrower or its Subsidiaries may be entitled as a result of its ownership of any Principal Property, and (iv) all real and personal assets owned or leased by Borrower or any Subsidiary used in the drilling, gathering, processing, transportation, or marketing of any oil, gas, other liquid and gaseous hydrocarbons, or minerals, except (a) any such real or personal assets related thereto employed in transportation, distribution, or marketing or (b) any refinery, smelter, processing, or manufacturing plant, or portion thereof, which property described in clauses (a) or (b) hereof, in the opinion of the Board of Directors of the Borrower, is not a principal plant or principal facility in relation to the activities of the Borrower and its Restricted Subsidiaries taken as a whole.

                  "Principal Subsidiaries" means those Subsidiaries listed on
Schedule II hereto, as such Schedule may be amended and supplemented from time to time.

                  "Register" has the meaning specified in Section 8.07(c).

                  "Reportable Event" means an event described in Section 4043(b) of ERISA with respect to which the 30-day notice requirement has not been waived by the PBGC.

                  "Restricted Subsidiary" means any Subsidiary which owns or leases (as lessor or lessee) a Principal Property, but does not include any Subsidiary the principal business of which is leasing machinery, equipment, vehicles, or other properties none of which is a Principal Property, or financing accounts receivable, or engaging in ownership and development of any real property which is not a Principal Property.

                  "S&P" means Standard and Poor's Rating Group, a division of McGraw Hill, Inc., a New York corporation, or any successor thereto.

                  "Subsidiary" of a Person means any corporation or other similar entity of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation or entity (irrespective of whether or not at the time capital stock of any other class or classes of such corporation or entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

                  "Syndication Agent" means NationsBank of Texas, N.A., and its permitted successor or successors as Syndication Agent under this Agreement.

                  "Termination Date" means the Maturity Date or the earlier date of termination in whole of the Commitments pursuant to Section 2.06 or 6.01.


                  "Termination Event" means (i) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder (other than a "Reportable Event" not subject to the provision for 30-day notice to the PBGC under such regulations), or (ii) the withdrawal of the Borrower or any of its ERISA Affiliates from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the PBGC, or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

                  "Type", when used in respect of any Advance or Borrowing, refers to the Rate by reference to which interest on such Advance or on the Advances comprising such Borrowing is determined. For purposes hereof, "Rate" shall include the Eurodollar Rate, the Adjusted CD Rate, the Alternate Base Rate, and the Fixed Rate.

                  SECTION 1.02 Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

                  SECTION 1.03 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles from time to time in effect, and all accounting principles shall be applied on a consistent basis so that the accounting principles in a current period are comparable in all respects to those applied during the preceding comparable period.

                  SECTION 1.04 Number and Gender of Words. Whenever in any Loan Papers the singular number is used, the same shall include the plural, where appropriate, and vice versa, and words of any gender shall include each other gender, where appropriate.

ARTICLE II. AMOUNTS AND TERMS OF THE ADVANCES

                  SECTION 2.01 The Contract Advances.

                           (a) Each Bank severally agrees, on the terms and
conditions hereinafter set forth, to make Contract Advances to the Borrower from time to time on any Business Day during the period from the Closing Date until the Termination Date in an aggregate amount not to exceed at any time outstanding the amount set opposite such Bank's name on Schedule I, as such amount may be reduced pursuant to Section 2.06 or increased pursuant to Section
2.17 or reduced or increased by Section 8.07 (such Bank's obligation to make such Contract Advances being hereinafter referred to as such Bank's "Commitment"); provided, however, that at no time shall the aggregate outstanding principal amount of Contract Advances and Competitive Advances exceed the aggregate amount of the Commitments. Each Contract Borrowing shall be in an aggregate amount of not less than $10,000,000 (subject to the terms of this Section 2.01(a)) or an integral multiple of $1,000,000 in excess thereof and shall consist of Contract Advances of the same Type made on the same day by the Banks ratably accordingly to their respective Commitments.

                           (b) Within the limits and on the conditions set forth
in this Section 2.01, the Borrower may from time to time borrow under this
Section 2.01, prepay under Section 2.07(c), and reborrow under this Section
2.01.

                  SECTION 2.02 Making the Contract Advances.

                           (a) Each Contract Borrowing shall be made on notice,
given (i) in the case of a Borrowing consisting of Alternate Base Rate Advances, not later than 10:30 a.m. (New York City time) on the day of the proposed Borrowing; (ii) in the case of a Borrowing consisting of Adjusted CD Rate Advances, not later than 10:30 a.m. (New York City time) on the second Business Day prior to the day of the proposed Borrowing; and (iii) in the case of a Borrowing consisting of Eurodollar Rate Contract Advances, not later than 10:30 a.m. (New York City time) on the third Business Day prior to the date of the proposed Contract Borrowing, by the Borrower to the Administrative Agent, which shall give to each Bank prompt notice thereof by cable or telecopy. Each such notice of a Contract Borrowing (a "Notice of Contract Borrowing") shall be in substantially the form of Exhibit A-1 hereto, specifying therein the requested
(i) date of such Contract Borrowing, (ii) Type of Contract Advances comprising such Contract Borrowing, (iii) aggregate amount of such Contract Borrowing and
(iv) Interest Period. Each Bank shall, before 12:00 noon (New York City time) on the date of any such Contract Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at its address referred to in Section 8.02, in same day funds, such Bank's ratable portion of such Contract Borrowing. Upon the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent's aforesaid address.

                           (b) Each Notice of Contract Borrowing shall be
irrevocable and binding on the Borrower. In the case of any Contract Borrowing which the related Notice of Contract Borrowing specifies is to be comprised of Eurodollar Rate Contract Advances or Adjusted CD Rate Advances, the Borrower shall indemnify each Bank against any loss, cost, or expense incurred by such Bank as a result of any failure by the Borrower to complete such Borrowing (whether or not due to a failure to fulfill on or before the date specified in such Notice of Contract Borrowing the applicable conditions set forth in Article
III), such losses, costs, and expenses to include, without limitation, any loss (including loss of anticipated profits), cost, or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund the Contract Advance to be made by such Bank as part of such Contract Borrowing when such Contract Advance, as a result of such failure, is not made on such date.

                           (c) Unless the Administrative Agent shall have
received notice from a Bank prior to the date of any Contract Borrowing that such Bank will not make available to the Administrative Agent such Bank's ratable portion of such Contract Borrowing, the Administrative Agent may assume that such Bank has made such portion available to the Administrative Agent on the date of such Contract Borrowing in accordance with Section 2.02(a) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such ratable portion available to the Administrative Agent, such Bank and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Contract Advances comprising such Contract Borrowing and (ii) in the case of such Bank, an interest rate equal at all times to the Federal Funds Effective Rate. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Contract Advance as part of such Contract Borrowing for purposes of this Agreement.

                           (d) The failure of any Bank to make the Contract
Advance to be made by it as part of any Contract Borrowing shall not relieve any other Bank of its obligation, if any, hereunder to make its Contract Advance on the date of such Contract Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the Contract Advance to be made by such other Bank on the date of any Contract Borrowing.

                  SECTION 2.03 The Competitive Advances.

                           (a) Each Bank severally agrees that the Borrower may
make Competitive Borrowings under this Section 2.03 from time to time on any Business Day during the period from the Closing Date until the Termination Date, in each case on the terms and conditions hereinafter set forth; provided, however, that at no time shall the aggregate amount of Contract Advances and Competitive Advances outstanding exceed the aggregate amount of the Commitments. Each Competitive Borrowing shall consist of Competitive Advances of the same Type made on the same day.

                                    (i) The Borrower may request a Competitive
                           Borrowing under this Section 2.03 by delivering to the Administrative Agent and Auction Administration Agent, (A) in the case of a Borrowing consisting of Fixed Rate Competitive Advances, by not later than 10:30 a.m. (New York City time) one Business Day prior to the day of the proposed Competitive Borrowing, and (B) in the case of a Borrowing consisting of Eurodollar Rate Competitive Advances, by not later than 10:30 a.m. (New York City time) on the fourth Business Day prior to the date of the proposed Competitive Borrowing, a notice of a Competitive Borrowing (a "Notice of Competitive

                           Borrowing"), in substantially the form of Exhibit A-2 hereto, specifying the proposed (1) date of such Competitive Borrowing, (2) Type of Competitive Advances comprising such Competitive Borrowing, (3) aggregate amount, which shall not be less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof) of such Competitive Borrowing, (4) maturity date for repayment of each Competitive Advance to be made as part of such Competitive Borrowing (which maturity date shall be, in the case of a Fixed Rate Competitive Borrowing, not earlier than seven days after the date of such Borrowing, and, in the case of a Eurodollar Rate Competitive Borrowing, not later than 1 month or 2, 3 or 6 months after the date of such Borrowing, as the Borrower shall elect) and (5) any other terms to be applicable to such Competitive Borrowing. The Auction Administration Agent shall in turn promptly deliver (by cable or telecopy) to each Bank a notice of competitive bid request, in substantially the form of Exhibit A-3, notifying the Banks of each request for a Competitive Borrowing received by it from the Borrower and of the terms contained in such Notice of Competitive Borrowing.

                                    (ii) Each Bank shall, if, in its sole
                           discretion, it elects to do so, irrevocably offer to make one or more Competitive Advances to the Borrower as part of such proposed Competitive Borrowing at a rate or rates of interest specified by such Bank in its sole discretion, by notifying (by telecopy, cable or telephone [in the case of telephone, immediately confirmed by telecopy]) the Auction Administration Agent (which shall give prompt notice thereof to the Borrower), (A) in the case of a Fixed Rate Competitive Borrowing, before 10:00 a.m. (New York City time) on the date of such proposed Competitive Borrowing specified in the Notice of Competitive Borrowing delivered with respect thereto, and (B) in the case of a Eurodollar Rate Competitive Borrowing, before 10:00 a.m. (New York City time) on the third Business Day prior to the date of such proposed Competitive Borrowing specified in the Notice of Competitive Borrowing delivered with respect thereto, of the maximum amount of each Competitive Advance which such Bank would be willing to make as part of such proposed Competitive Borrowing (which amount may, subject to the proviso to the first sentence of this Section 2.03(a), exceed such Bank's Commitment), the rate or rates of interest therefor (and whether reserves are included therein) and such Bank's Applicable Lending Office with respect to each such Competitive Advance and any other terms and conditions required by such Bank; provided that, if Auction Administration Agent in its capacity as a Bank shall, in its sole discretion, elect to make any such offer, it shall notify the Borrower of such offer before 9:45 a.m. (New York City time) on the date specified herein for notice of offers by the other Banks. Each competitive bid shall be submitted by a Bank to the Auction Administration Agent on a competitive bid form substantially similar to Exhibit A-4. If any Bank shall fail to notify the Auction Administration Agent, before the time specified herein for notice of offers, that it elects to make such an offer, such Bank shall be deemed to have elected not to make such an offer, and such Bank shall not be obligated or entitled to, and shall not, make any Competitive Advance as part of such Competitive Borrowing. If any Bank shall provide telephonic notice to the Auction Administration Agent of its election to make an offer, but such telephonic notice has not been confirmed by telecopy to the Auction Administration Agent at or before the time specified herein for notice of offers, the Auction Administration Agent may, in its sole discretion and without liability to such Bank or the Borrower, elect whether or not to provide notice thereof to the Borrower.

                                    (iii) The Borrower shall, in turn, (A) in
                           the case of a Fixed Rate Competitive Borrowing, before 11:00 a.m. (New York City time) on the date of such proposed Competitive Borrowing specified in the Notice of Competitive Borrowing delivered with respect thereto, and (B) in the case of a Eurodollar Rate Competitive Borrowing, before 11:00 a.m. (New York City time) on the third Business Day prior to the date of such proposed Competitive Borrowing specified in the Notice of Competitive Borrowing delivered with respect thereto, either:

                                             (A) cancel such proposed
                                    Competitive Borrowing by giving the Auction
                                    Administration Agent notice to that effect, or

                                             (B) accept one or more of the
                                    offers made by any Bank or Banks pursuant to paragraph (ii) above, in its sole discretion, by giving notice to the Auction Administration Agent of the amount of each Competitive Advance (which amount shall be equal to or greater than $1,000,000, and equal to or less than the maximum amount offered by such Bank, notified to the Borrower by the Auction Administration Agent on behalf of such Bank for such Competitive Advance pursuant to paragraph (ii) above) to be made by each Bank as part of such Competitive Borrowing, and reject any remaining offers made by Banks pursuant to paragraph (ii) above, by giving the Auction Administration Agent notice to that effect; provided, however, that the aggregate amount of such offers accepted by the Borrower shall be equal at least to $10,000,000 or an integral multiple of $1,000,000 in excess thereof. Each such notice of competitive bid acceptance/rejection from the Borrower shall be in a form substantially similar to Exhibit A-5.

                                    (iv) If the Borrower notifies the Auction
                           Administration Agent that such Competitive Borrowing is canceled pursuant to paragraph (iii)(A) above, the Auction Administration Agent shall give prompt notice (by cable or telecopy) thereof to the Banks, and such Competitive Borrowing shall not be made.

                                    (v) If the Borrower accepts one or more of
                           the offers made by any Bank or Banks pursuant to paragraph (iii)(B) above, such offer or offers and the Notice of Competitive Borrowing in respect thereof shall constitute a supplement to this Agreement in respect of such Competitive Borrowing and the Competitive Advances made pursuant thereto, and the Auction Administration Agent shall in turn promptly notify (A) each Bank that has made an offer as described in paragraph (ii) above of the date and aggregate amount of such Competitive Borrowing, the interest rate thereon, and whether or not any offer or offers made by such Bank pursuant to paragraph
                           (ii) above
                           have been accepted by the Borrower, and (B) each Bank that is to make a Competitive Advance as part of such Competitive Borrowing (a "Participating Bank" as to such Competitive Borrowing) of the amount of each Competitive Advance to be made by such Bank as part of such Competitive Borrowing and the maturity date for the repayment of each such Competitive Advance (together with a confirmation of the Auction

                           Administration Agent's understanding of the interest rate and any other terms applicable to each such Competitive Advance; the Auction Administration Agent shall assume, unless notified by such Bank to the contrary, that its understanding of such information is correct). Each such Participating Bank shall, before 12:00 noon (New York City time) on the date of such Competitive Borrowing specified in the notice received from the Auction Administration Agent pursuant to clause (A) of the preceding sentence, make available for the account of its Applicable Lending Office to the Administrative Agent (at its address referred to in Section 8.02) such Bank's portion of such Competitive Borrowing, in same-day funds. Upon fulfillment of the applicable conditions set forth in Article III and after receipt by the Administrative Agent of such funds, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent's aforesaid address. Promptly after each Competitive Borrowing, the Auction Administration Agent will notify each Bank of the amount of the Competitive Borrowing, such Bank's Competitive Reduction resulting therefrom, and the date upon which such Competitive Reduction commenced and is anticipated to terminate.

                           (b) Within the limits and on the conditions set forth
in this Section 2.03, the Borrower may from time to time borrow under this
Section 2.03, repay pursuant to Section 2.07(b), prepay under Section 2.07(c), and reborrow under this Section 2.03.

                  SECTION 2.04 Conversion and Continuation of Contract Borrowings. The Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent (i) not later than 12:00 noon (New York City time), one Business Day prior to conversion, to convert any Borrowing consisting of Eurodollar Rate Contract Advances or Adjusted CD Rate Advances into a Borrowing consisting of Alternate Base Rate Advances, (ii) not later than 10:00 a.m. (New York City time), two Business Days prior to conversion or continuation, to convert any Borrowing consisting of Eurodollar Rate Contract Advances or Alternate Base Rate Advances into a Borrowing consisting of Adjusted CD Rate Advances or to continue any Borrowing consisting of Adjusted CD Rate Advances for an additional Interest Period, (iii) not later than 10:00 a.m. (New York City time), three Business Days prior to conversion or continuation, to convert any Borrowing consisting of Alternate Base Rate Advances or Adjusted CD Rate Advances into a Borrowing consisting of Eurodollar Rate Contract Advances or to continue any Borrowing consisting of Eurodollar Contract Advances for an additional Interest Period, (iv) not later than 10:00 a.m. (New York City time), three Business Days prior to conversion, to convert the Interest Period with respect to any Borrowing consisting of Eurodollar Rate Contract Advances to another permissible Interest Period, and (v) not later than 10:00 a.m. (New York City time), two Business Days prior to conversion, to convert the Interest Period with respect to any Borrowing consisting of Adjusted CD Rate Advances to another permissible Interest Period, subject in each case to the following:


                           (a) each conversion or continuation shall be made pro
rata among the Banks in accordance with the respective principal amounts of the Advances comprising the converted or continued Contract Borrowing;

                           (b) if less than all the outstanding principal amount
of any Contract Borrowing shall be converted or continued, the aggregate principal amount of such Contract Borrowing converted or continued shall be an amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof;

                           (c) accrued interest on an Advance (or portion
thereof) being converted shall be paid by the Borrower at the time of conversion;

                           (d) if any Borrowing consisting of Eurodollar Rate
Contract Advances or Adjusted CD Rate Advances is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Banks pursuant to Section 8.04(b) as a result of such conversion;

                           (e) any portion of a Contract Borrowing maturing or
required to be repaid in less than one month may not be converted into or continued as a Borrowing consisting of Eurodollar Rate Contract Advances;

                           (f) any portion of a Borrowing maturing or required
to be repaid in less than 30 days may not be converted into or continued as a Borrowing consisting of Adjusted CD Rate Advances;

                           (g) any portion of a Borrowing consisting of
Eurodollar Rate Contract Advances or Adjusted CD Rate Advances which cannot be converted into or continued as such by reason of clauses (e) and (f) above shall be automatically converted at the end of the Interest Period in effect for such Borrowing into a Borrowing consisting of Alternate Base Rate Advances; and

                           (h) no Interest Period may be selected for any
Borrowing consisting of Eurodollar Rate Contract Advances or Adjusted CD Rate Advances that would end later than the Maturity Date.

                  Each notice pursuant to this Section 2.04 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Contract Borrowing that the Borrower requests be converted or continued, (ii) whether such Contract Borrowing is to be converted to or continued as a Borrowing consisting of Eurodollar Rate Contract Advances, Adjusted CD Rate Advances, or Alternate Base Rate Advances, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day), and
(iv) if such Contract Borrowing is to be converted to or continued as a Borrowing consisting of Eurodollar Rate Contract Advances or Adjusted CD Rate Advances, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Borrowing consisting of Eurodollar Rate Contract Advances or Adjusted CD

Rate Advances, the Borrower shall be deemed to have selected an Interest Period of one month's duration, in the case of a Borrowing consisting of Eurodollar Rate Contract Advances, or 30 days' duration, in the case of a Borrowing consisting of Adjusted CD Rate Advances. The Administrative Agent shall advise the other Banks of any notice given pursuant to this Section 2.04 and of each Bank's portion of any converted or continued Contract Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.04 to continue any Contract Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.04 to convert such Contract Borrowing), such Contract Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into a new Interest Period as a Borrowing consisting of Alternate Base Rate Advances.

                  SECTION 2.05 Fees.

                           (a) Facility Fees. Borrower shall pay to each Bank,
through the Administrative Agent, a facility fee on the average daily amount of the Commitment of such Bank (whether used or unused) for the period from and including the Closing Date, up to but excluding the Termination Date at a rate per annum equal to the Applicable Margin for Facility Fees. Accrued facility fees shall be payable in arrears, commencing on the last day of the calendar quarter in which the Closing Date occurs, and thereafter, quarterly on the last day of each March, June, September, and December and on the Termination Date.

                           (b) Fees of Administrative Agent and Chase Securities
Inc. Borrower shall pay to Administrative Agent and Chase Securities Inc., solely for their own respective accounts, the fees described in the separate letter agreement dated November 5, 1997, among the Borrower, Administrative Agent, and Chase Securities Inc. on the dates specified therein.

                  SECTION 2.06 Optional Reduction of the Commitments. The Borrower shall have the right, upon at least two Business Days' irrevocable notice to the Administrative Agent, to terminate in whole or reduce ratably in part the respective Commitments of the Banks; provided, however, that (i) each partial reduction shall be in the aggregate amount of $10,000,000 or in an integral multiple of $1,000,000 in excess thereof, and (ii) no such termination or reduction shall be made which would reduce the Commitments to an amount less than the aggregate outstanding principal amount of the Advances. The Administrative Agent shall promptly thereafter notify each Bank of such termination or reduction.

                  SECTION 2.07 Repayment of Advances; Prepayment.

                           (a) The Borrower shall repay to the Administrative
Agent for the account of each Bank the principal amount of each Contract Advance made by each Bank on the Maturity Date.

                           (b) The Borrower shall repay to the Administrative
Agent, for the account of each Participating Bank which has made a Competitive

Advance, on the maturity date of each Competitive Advance (such maturity date being that specified by the Borrower for repayment of such Competitive Advance in the Notice of Competitive Borrowing delivered with respect thereto) the then unpaid principal amount of such Competitive Advance.

                           (c) The Borrower may, on notice given to the
Administrative Agent (i) in the case of Alternate Base Rate Advances, not later than 10:30 a.m. (New York City time) on the day of the proposed prepayment, and
(ii) in the case of Adjusted CD Rate Advances and Eurodollar Rate Contract Advances, not later than 10:30 a.m. (New York City time) on the second Business Day prior to the day of the proposed prepayment, stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given, the Borrower shall, prepay the outstanding principal amounts of the Contract Advances constituting part of the same Contract Borrowing in whole or ratably in part; provided, however, that any such partial prepayment shall be in an aggregate principal amount not less than $10,000,000, or in an integral multiple of $1,000,000 in excess thereof, and provided further, that any such prepayment of Adjusted CD Rate Advances or Eurodollar Rate Contract Advances shall be subject to the provisions of Section 8.04(b) hereof. The Borrower may not prepay any principal amount of any Competitive Advance unless the Participating Bank making such Competitive Advance shall have expressly agreed thereto. The Administrative Agent shall promptly notify each Bank of any prepayments pursuant to this Section 2.07(c) promptly after any such prepayment. The Borrower shall have no right to prepay any principal amount of any Advance except as expressly set forth in this Section 2.07(c).

                  SECTION 2.08 Interest. The Borrower shall pay interest on each Advance made by each Bank from the date of such Advance until paid in full, at the following rates per annum:

                                    (i) Contract Advances. If such Advance is a
                           Contract Advance, the Applicable Rate from time to time for such Contract Advance from the date of such Advance until the last day of the last Interest Period therefor, payable on the last day of each Interest Period and, in the case of any Interest Period longer than 90 days (in the case of Adjusted CD Rate Advances) or three months (in the case of Eurodollar Rate Contract Advances), on such 90th day or the last day of such three-month period, as the case may be.

                                    (ii) Competitive Advances. If such Advance
                           is a Competitive Advance, a rate per annum equal at all times from the date of such Advance until the maturity thereof to the rate of interest for such Competitive Advance specified by the Participating Bank making such Competitive Advance in its notice with respect thereto delivered pursuant to Section
                           2.03 (a)(ii) above, payable on the proposed maturity date specified by the Borrower for such Competitive Advance in the related Notice of Competitive Borrowing delivered pursuant to Section 2.03 (a)(i) above; provided, that in the case of Advances with maturities of greater than three months, interest shall be payable at the end of each three-month period for such Advance.

                                    (iii) Default Amounts. In the case of any
                           past-due amounts of the principal of, or (to the fullest extent permitted by law) interest on, any Advance, from the date such amount becomes due until paid in full, payable on demand, a rate per annum equal at all times to 2% above the Alternate Base Rate in effect from time to time.

                  SECTION 2.09 Alternate Rate of Interest. If Banks having more than 66-2/3% of the Commitments shall, at least one Business Day before the date of any requested Borrowing, notify the Administrative Agent that the Eurodollar Rate for any Eurodollar Rate Advances or the Adjusted CD Rate for any Adjusted CD Rate Advances comprising such Borrowing will not adequately reflect the cost to such Banks of making or funding their respective

Advances for such Borrowing, the right of the Borrower to select Advances of such Type for such Borrowing or any subsequent Borrowing shall be suspended until the Administrative Agent shall notify the Borrower and the Banks that the circumstances causing such suspension no longer exist, and (i) any request by the Borrower for a Eurodollar Rate Competitive Advance shall be of no force and effect and shall be denied by the Administrative Agent and (ii) any request by the Borrower for a Eurodollar Rate Contract Advance or an Adjusted CD Rate Advance shall be deemed to be a request for an Alternate Base Rate Advance.

                  SECTION 2.10 Optional Renewal of Commitments.

                           (a) Optional Renewal Procedures. Borrower may request
that the Maturity Date be extended for all or a portion of the Commitments to a date which is no later than the 364th day after the then-current Maturity Date; provided that, any such extension request shall be made in writing (an "Extension Request") by Borrower and delivered to Administrative Agent no more than 30 days prior to (but no later than 20 days prior to) the then-current Maturity Date. Promptly upon receipt of an Extension Request, Administrative Agent shall notify Banks of such request.

                                    (i) Banks' Response to Extension Request.
                           The Banks may, at their option, accept or reject such Extension Request by giving written notice to Administrative Agent delivered no earlier than 20 days prior to (but no later than 10 days prior to) the then-effective Maturity Date (the "Response Date"). If any Bank shall fail to give such notice to Administrative Agent by the Response Date, such Bank shall be deemed to have rejected the requested extension. If the Extension Request is not consented to by Banks holding at least 51% of the Commitments by the Response Date, the Extension Request will be rejected, and the Commitments will terminate on the then-current Maturity Date. If the Banks holding at least 51% of the Commitments consent to the Extension Request by the Response Date, the Maturity Date for those Banks consenting to the extension (for purposes of this Section 2.10(a), the "Accepting Banks") shall be automatically extended to the date which is the 364th day after the then-current Maturity Date.

                                    (ii) Additional Procedures to Extend the
                           Rejected Amount. If the Extension Request is consented to by Banks holding not less than 51% of the Commitments, but fewer than all Banks (any Bank not consenting to the Extension Request being referred to in this Section 2.10(a) as a "Rejecting Bank"), then Administrative Agent shall, within 48 hours of making such determination, notify the Accepting Banks and Borrower of the aggregate Commitments held by the Rejecting Banks (as used in this Section 2.10(a), the "Rejected Amount"). Each Accepting Bank shall have the right, but not the obligation, to elect to increase its respective Commitments by an amount not to exceed the Rejected Amount, which election shall be made by notice from each Accepting Bank to the Administrative Agent given not later than five days after the date notified by Administrative Agent, specifying the amount of such proposed increase in such Accepting Bank's Commitment. If the aggregate amount of the proposed increases in the Commitments of all Accepting Banks making such an election does not equal or exceed the Rejected Amount, then Borrower shall have the right to add one or more financial institutions (which are not Rejecting Banks and which are Eligible Assignees) as Banks (as used in this Section 2.10(a), a "Purchasing Bank") to replace such Rejecting Banks, which Purchasing Banks shall have aggregate Commitments not greater than those of the Rejecting Banks (less any increases in the Commitments of Accepting Banks, as described in the following clause
                           (iii)). The transfer of Commitments and outstanding Borrowings from Rejecting Banks to Purchasing Banks or Accepting Banks shall take place on the effective date of, and pursuant to the execution, delivery, and acceptance of, an Assignment and Acceptance in accordance with the procedures set forth in Section 8.07.

                                    (iii) Adjustments to, and Terminations of,
                           Commitments.

                                             (A) If less than 100% of the
                                    Commitments are extended (whether by virtue

                                    of Borrower's failure to request an
                                    extension of the total Commitments or by virtue of any Bank not consenting to any Extension Request), then the Commitments shall automatically be reduced on the Maturity Date on which the applicable approved extension is effective by an amount equal to (as the case may be)
                                    (i) the portion of the Commitments not
                                    requested to be extended by Borrower in its Extension Request or (ii) the amount of the Rejected Amount (to the extent not replaced by Accepting Banks or Purchasing Banks pursuant to the procedures set forth in the foregoing Section 2.10(a)(ii)). Each Rejecting Bank shall have no further obligation or Commitment following the Maturity Date on which the applicable approved extension is effective, other than any obligation accruing prior to such date as provided herein.

                                             (B) If the aggregate amount of the
                                    proposed increases in the Commitments of all Accepting Banks making an election to increase their respective Commitments is in excess of the Rejected Amount, then (i) the Rejected Amount shall be allocated pro rata among such Accepting Banks based on the respective amounts of the proposed increases to Commitments elected by such Accepting Banks; and (ii) the respective Commitments of each such Accepting Bank shall be increased by the respective amount allocated pursuant to clause (i) of this Section 2.10(a)(iii)(B), such that, after giving effect to the approved extensions and all such terminations and increases, no reduction will occur in the aggregate amount of the Commitments.

                                             (C) If the aggregate amount of the
                                    proposed increases to the Commitments of all Accepting Banks making such an election to so increase their respective Commitments equals the Rejected Amount, then the respective Commitments of such Accepting Banks shall be increased by the respective amounts of their proposed increases, such that, after giving effect to the approved extensions and all such terminations and increases, no reduction will occur in the aggregate amount of the Commitments.

                                             (D) If the aggregate amount of the
                                    proposed increases to the Commitments of all Accepting Banks making such an election is less than the Rejected Amount, then (i) the respective Commitments of each such Accepting Bank shall be increased by the respective amount of its proposed increase; and (ii) the amount of the Commitments shall be reduced by the amount of the Rejected Amount (to the extent not replaced by the Accepting Banks or the Purchasing Banks, if any).

                           (b) Acknowledgments Regarding Obligation to Renew.
Borrower acknowledges that (i) neither Administrative Agent nor any Bank has made any representations to Borrower regarding its intent to agree to any extensions set forth in this Section, (ii) neither Administrative Agent nor any Bank shall have any obligation to extend the Commitments (or any portion thereof), and (iii) Administrative Agent's and Banks' agreement to one or more extensions shall not commit Administrative Agent or the Banks to any additional extensions.

                           (c) Payment to Rejecting Banks. If, after giving
effect to any transfer of a Rejecting Bank's Commitments to an Accepting Bank or a Purchasing Bank under Section 2.10(a)(ii) above, there are any amounts owed by Borrower to such Rejecting Bank under the Loan Papers, then such amount is due and payable by Borrower to such Rejecting Bank on the Maturity Date prior to giving effect to the approved extension under Section 2.10(a)(i) above.

                  SECTION 2.11 Increased Costs; Increased Capital.

                           (a) If due to either (i) the introduction of or any
change after the date hereof (other than any change by way of imposition or increase of reserve requirements, in the case of Adjusted CD Rate Advances, included in the Domestic Reserve Percentage or, in the case of Eurodollar Rate Advances, included in the Eurodollar Rate Reserve Percentage) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request received from any central bank or other governmental authority after the date hereof (whether or not having the force of law), there shall be any increase in the cost to any Bank of agreeing to make or making, funding, or maintaining Adjusted CD Rate Advances or Eurodollar Rate Advances, then the Borrower shall from time to time, upon demand by such Bank (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Bank additional amounts sufficient to compensate such Bank for such increased cost. Increased costs shall not include income, stamp, or other taxes, imposts, duties, charges, fees, deductions, or withholdings imposed, levied, collected, withheld, or assessed by the United States of America or any political subdivision or taxing authority thereof or therein (including Puerto Rico) or of the country in which any Bank's principal office or Applicable Lending office may be located or any political subdivision or taxing authority thereof or therein. Each Bank agrees that, upon the occurrence of any event giving rise to a demand under this
Section 2.11(a) with respect to the Eurodollar Lending Office or the CD Lending Office of such Bank, it will, if requested by the Borrower and to the extent permitted by law or the relevant governmental authority, endeavor in good faith and consistent with its internal policies to avoid or minimize the increase in costs resulting from such event by endeavoring to change its Eurodollar Lending Office or CD Lending Office, as appropriate; provided, however, that such avoidance or minimization can be made in such a manner that such Bank, in its sole determination, suffers no economic, legal, or regulatory disadvantage. A certificate as to the amount of and specifying in reasonable detail the basis for such increased cost, submitted to the Borrower and the Administrative Agent by such Bank, shall constitute such demand and shall, in the absence of manifest error, be conclusive and binding for all purposes.

                           (b) If either (i) the introduction after the date
hereof of, or any change after the date hereof in or in the interpretation of, any law or regulation or (ii) the compliance by any Bank with any guideline or request received from any central bank or other governmental authority after the date hereof (whether or not having the force of law), affects or would affect the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank and such Bank determines that the amount of such capital is increased by or based upon the existence of its Advances or Commitment, then the Borrower shall, from time to time, upon demand by such Bank (with a copy of such demand to the Administrative Agent), immediately pay to the Administrative Agent for the account of such Bank additional amounts sufficient to compensate such Bank to the extent that such Bank determined such increase in capital to be allocable to the existence of such Bank's Advances or Commitment. A certificate as to the amount of such increased capital and specifying in reasonable detail the basis therefor, submitted to the Borrower and the Administrative Agent by such Bank, shall constitute such demand and shall, in the absence of manifest error, be conclusive and binding for all purposes. Each Bank shall use all reasonable efforts to mitigate the effect upon the Borrower of any such increased capital requirement and shall assess any cost related to such increased capital on a nondiscriminatory basis among the Borrower and other borrowers of such Bank to which it applies and such Bank shall not be entitled to demand or be compensated for any increased capital requirement unless it is, as a result of such law, regulation, guideline, or request, such Bank's policy generally to seek to exercise such rights, where available, against other borrowers of such Bank.

                           (c) Notwithstanding the foregoing provisions of this
Section 2.11, (i) the Borrower shall not be required to reimburse any Bank for any increased costs incurred more than three months prior to the date that such Bank notifies the Borrower in writing thereof and (ii) in the event any Bank grants a participation in an Advance pursuant to Section 8.07, the Borrower shall not be obligated to reimburse for increased costs with respect to such Advance to the extent that the aggregate amount thereof exceeds the aggregate amount for which the Borrower would have been obligated if such Bank had not made such participation.

                  SECTION 2.12 Additional Interest on Eurodollar Rate Advances. The Borrower shall pay to the Administrative Agent for the account of each Bank any costs which such Bank determines are attributable to such Bank's compliance with regulations of the Board of Governors of the Federal Reserve System requiring the maintenance of reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities. Such costs shall be paid to the Administrative Agent for the account of such Bank in the form of additional interest on the unpaid principal amount of each Eurodollar Rate Advance of such Bank, from the date of such Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurodollar Rate for the applicable period for such Advance from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Bank for such period, payable on each date on which interest is payable on such Advance. Such additional interest shall be determined by such Bank and notified to the Borrower and the Administrative Agent. A certificate setting forth the amount of such additional interest, submitted to the Borrower and the Administrative Agent by such Bank, shall be conclusive and binding for all purposes, absent manifest error.

                  SECTION 2.13 Change in Legality. If any Bank shall, at least three Business Days before the date of any requested Borrowing consisting of Eurodollar Rate Advances or at least two Business Days before the date of any requested Borrowing consisting of Adjusted CD Rate Advances, notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other governmental authority asserts that it is unlawful, for such Bank or its Applicable Lending Office to perform its obligations hereunder to make, fund, or maintain Eurodollar Rate Advances or Adjusted CD Rate Advances hereunder, the right of the Borrower to select Advances of such Type from such Bank for such Borrowing or any subsequent Borrowing shall be suspended until such Bank shall notify the Administrative Agent that the circumstances causing such suspension no longer exist; and during the period when such obligation of such Bank is suspended, any Borrowing consisting of Eurodollar Rate Advances or Adjusted CD Rate Advances, as the case may be, shall not exceed the Commitments of the other Banks less the aggregate amount of any Competitive Advances then outstanding, and shall be made by the other Banks pro rata according to their respective Commitments.

                  SECTION 2.14 Payments and Computations.

                           (a) The Borrower shall make each payment hereunder
from a bank account of the Borrower located in the United States not later than 11:00 a.m. (New York City time) on the day when due in U.S. dollars to the Administrative Agent at its address referred to in Section 8.02 in same-day funds. The Administrative Agent will promptly thereafter cause to be distributed like funds to the Banks entitled thereto for the account of their respective

Applicable Lending Offices, in each case to be applied in accordance with the terms of this Agreement.

                           (b) All computations of interest based on the
Alternate Base Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and on the basis of a year of 360 days at all other times; and all computations of fees and of interest based on the Adjusted CD Rate, the Eurodollar Rate, or the Fixed Rate shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

                           (c) Whenever any payment hereunder shall be stated to
be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of payment of interest or fees, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                           (d) Unless the Administrative Agent shall have
received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Effective Rate.

                           (e) Each Bank shall maintain on its books a loan
account in the name of the Borrower in which shall be recorded all Advances made by such Bank to the Borrower, the interest rate, and the maturity date of each such Advance and all payments of principal and interest made by the Borrower with respect to such Advances. The obligation of the Borrower to repay the Advances made by each Bank and to pay interest thereon shall be evidenced by the entries from time to time made in the loan account of such Bank maintained pursuant to this Section 2.14(e); provided that, the failure to make an entry with respect to an Advance shall not affect the obligations of the Borrower hereunder with respect to such Advance. In case of any dispute, action, or proceeding relating to any Advance, the entries in such loan account shall be prima facie evidence of the amount of such Advance and of any amounts paid or payable with respect thereto.

                           (f) The Administrative Agent shall maintain on its
books a set of accounts in which shall be recorded all Advances made by the Banks to the Borrower, the interest rates, and maturity dates of such Advances and all payments of principal and interest made thereon. In case of any discrepancy between the entries in the Administrative Agent's books and the entries in any Bank's books, such Bank's records shall be considered correct, in the absence of manifest error.

                  SECTION 2.15 Taxes on Payments.

                           (a) All payments made by the Borrower under this
Agreement shall be made free and clear of, and without reduction for or on account of, any income, stamp, or other taxes, imposts, duties, charges, fees, deductions, or withholdings, imposed, levied, collected, withheld, or assessed by the United States of America (or by any political subdivision or taxing authority thereof or therein) as a result of (i) the introduction after the date hereof of any law, regulation, treaty, directive, or guideline (whether or not having the force of law), or (ii) any change after the date hereof in any law, regulation, treaty, directive, or guideline (whether or not having the force of law), or (iii) any change after the date hereof in the interpretation or application of any law, regulation, treaty, directive, or guideline (whether or not having the force of law), or (iv) any such taxes, imposts, duties, charges, fees, deductions, or withholdings being imposed, levied, collected, withheld, or assessed at a greater rate than the rate that would have been applicable had such an introduction or change not been made, but only to the extent of the increase in such rate ("Withholding Taxes"). If any Withholding Taxes are required to be withheld from any amounts payable to or for the account of any Bank hereunder, the amounts so payable to or for the account of such Bank shall be increased to the extent necessary to yield to such Bank (after payment of all Withholding Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts payable to or for the account of such Bank under this Agreement prior to such introduction or change. Whenever any Withholding Tax is payable by the Borrower, as promptly as possible thereafter, the Borrower shall send to the Administrative Agent, for the account of such Bank, a certified copy of an original official receipt showing payment thereof. If the Borrower fails to pay any Withholding Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent, for the account of any Bank the required receipts or other required documentary evidence, the Borrower shall indemnify such Bank or the Administrative Agent for any incremental taxes, interest, or penalties that may become payable by such Bank or the Administrative Agent as a result of any such failure.

                           (b) At least four Business Days prior to the first
Borrowing or, if the first Borrowing does not occur within thirty days after the date of execution of this Agreement, by the end of such thirty day period, each Bank that is organized outside the United States agrees that it will deliver to the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form 1001 (or such other documentation or information as may, under applicable United States federal income tax statutes or regulations, be required in order to claim an exemption or reduction from United States income tax withholding by reason of an applicable treaty with the United States, such documentation or other information being hereafter referred to as "Form 1001") or Form 4224 (or such other documentation or information as may, under applicable United States federal income tax statutes or regulations, be required in order to claim an exemption from United States income tax withholding for income that is effectively connected with the conduct of a trade or business within the United States, such documentation or other information being hereafter referred to as "Form 4224"), as the case may. be, indicating in each case that such Bank is either entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes or, as the case may be, is subject to such limited deduction or withholding as it is capable of recovering in full from a source other than the Borrower. Each Bank which delivers to the Borrower and the Administrative Agent a Form 1001 or Form 4224 pursuant to the next preceding sentence further undertakes to deliver to the Borrower and the Administrative Agent two further copies of the said Form 1001 or 4224, or successor applicable form or certificate, as the case may be, as and when the previous form filed by it hereunder shall expire or shall become incomplete or inaccurate in any respect, unless in any of such cases an event has occurred prior to the date on which any such delivery would otherwise be required which renders such form inapplicable.

                           (c) If at any time any Bank by reason of payment by
the Borrower of any Withholding Taxes obtains a credit against, or return or reduction of, any tax payable by it, or any other currently realized tax benefit, which it would not have enjoyed but for such payment ("Tax Benefit"), such Bank shall thereupon pay to the Borrower the amount which such Bank shall certify to be the amount that, after payment, will leave such Bank in the same economic position it would have been in had it received no such Tax Benefit ("Equalization Amount"); provided, however, that if such Bank shall subsequently determine that it has lost the benefit of all or a portion of such Tax Benefit, the Borrower shall promptly remit to such Bank the amount certified by such Bank to be the amount necessary to restore such Bank to the position it would have been in if no payment had been made pursuant to this Section 2.15(c); provided, further, however, that if such Bank shall be prevented by applicable law from paying the Borrower all or any portion of the Equalization Amount owing to the Borrower such payment need not be made to the extent such Bank is so prevented and the amount not paid shall be credited to the extent lawful against future payment owing to such Bank; provided, further, however, that the aggregate of all Equalization Amounts paid by any Bank shall in no event exceed the aggregate of all amounts paid by the Borrower to such Bank in respect of Withholding Taxes plus, in the case of a Tax Benefit that occurs by reason of a refund interest actually received from the relevant taxing authority with respect to such refund. A certificate submitted in good faith by the Bank pursuant to this
Section 2.15(c) shall be deemed conclusive absent manifest error.

                           (d) In the event a Bank shall become aware that the
Borrower is required to pay any additional amount to it pursuant to Section 2.15(a), such Bank shall promptly notify the Administrative Agent and the Borrower of such fact and shall use reasonable efforts, consistent with legal and regulatory restrictions, to change the jurisdiction of its Applicable Lending Office if the making of such change (i) would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue,

(ii) would not, in the good faith determination of such Bank, be disadvantageous for regulatory or competitive reasons to such Bank, and (iii) would not require such Bank to incur any cost or forego any economic advantage for which the Borrower shall not have agreed to reimburse and indemnify such Bank.

                           (e) Notwithstanding the foregoing provisions of this
Section 2.15, in the event any Bank grants a participation in any Advance pursuant to Section 8.07, the Borrower shall not be obligated to pay any taxes, imposts, duties, charges, fees, deductions, or withholdings to the extent that the aggregate amount thereof exceeds the aggregate amount for which the Borrower would have been obligated if such Bank had not granted such participation.

                  SECTION 2.16 Sharing of Payments, Etc. If any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff or otherwise) on account of the Contract Advances made by it (other than pursuant to Sections 2.11, 2.15, 2.17, 8.04, or 8.07(g) hereof) in excess of its ratable share of payments on account of the Contract Advances obtained by all the Banks, then such Bank shall forthwith purchase from the other Banks through the Administrative Agent such participations in the Contract Advances made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; provided, however, that, if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded, and such Bank shall repay to the purchasing Bank the purchase price to the extent of such recovery, together with an amount equal to such Bank's ratable share (according to the proportion that the (i) the amount of such Bank's required repayment bears to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 2.16 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation.

                  SECTION 2.17 Removal of a Bank. The Borrower shall have the right, by giving at least 15 Business Days' prior notice in writing to the affected Bank and the Administrative Agent, at any time when no Event of Default and no event which with the passage of time or the giving of notice or both would become an Event of Default has occurred and is then continuing, to remove as a party hereto any Bank having a credit rating of C/D (or its equivalent) or lower by Thomson BankWatch, Inc. (or any successor thereto), such removal to be effective as of the date specified in such notice from the Borrower (a "Removal Date"), which date, for any Adjusted CD Rate Advance or any Eurodollar Rate Contract Advance, shall be the last day of an Interest Period and, for any Competitive Advance, shall be the maturity date of such Competitive Advance. On any Removal Date, the Borrower shall repay all the outstanding Advances of the affected Bank applicable to such Removal Date, together with all accrued interest, fees, and all other amounts owing hereunder to such Bank. Upon each such Removal Date and receipt of the related payment referred to above, the Commitment relating to the Advances so paid on such Removal Date, together with all unused Commitment, of such affected Bank shall terminate, and such Bank shall cease thereafter to constitute a Bank hereunder. The Borrower shall have the right to offer to one or more Banks the right to increase their Commitments up to, in the aggregate for all such increases, the Commitment of any Bank which is removed pursuant to the foregoing provisions of this Section 2.17 (such Commitment being herein called an "Unallocated Commitment") effective on the relevant Removal Date, it being understood that no Bank shall be obligated to increase its Commitment in response to any such offer. The Borrower shall also have the right to offer all or any portion of an Unallocated Commitment to one or more Eligible Assignees not parties hereto having a credit rating higher than C/D (or its equivalent) by Thomson BankWatch, Inc. (or any successor thereto), and, upon each such bank's acceptance of such offer and execution and delivery of an instrument agreeing to the terms and conditions hereof (including, without limitation, the provisions of Section 8.07 regarding Bank assignments), each such bank shall become a Bank hereunder with a Commitment in an amount specified in such instrument. The obligations of the Borrower described in Sections 2.11, 8.04, and 8.15 shall survive for the benefit of any Bank removed pursuant to this Section 2.17 notwithstanding such removal.

ARTICLE III. CONDITIONS OF LENDING

                  SECTION 3.01 Conditions Precedent to Closing. The obligation of each Bank to make an Advance on the occasion of the initial Borrowing is subject to the conditions precedent that the Administrative Agent shall have received, on or before the Closing Date (unless otherwise indicated), the following, each dated the same day (unless otherwise indicated), in form and substance satisfactory to the Administrative Agent and in sufficient copies for each Bank:

                           (a) Certified copies of the resolutions of the Board
of Directors of the Borrower, approving this Agreement and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement.

                           (b) A certificate of the Secretary or an Assistant
Secretary of the Borrower, certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement and the other documents to be delivered hereunder.

                           (c) Copies of the currently-effective articles or
certificates of incorporation of the Borrower, and all amendments thereto, accompanied by certificates that such copies are correct and complete, one dated a date not more than 60 days prior to the date of the initial Borrowing, issued by the appropriate governmental authority of the State of Utah and one dated the date of the initial Borrowing, executed by the President, a Vice President, the Secretary, or an Assistant Secretary of the Borrower.

                           (d) Copies of the currently-effective Bylaws, and all
amendments thereto, of the Borrower, accompanied by a certificate dated the date of the initial Borrowing, certifying that such copy is correct and complete, executed by the President, a Vice President, the Secretary, or Assistant Secretary of the Borrower.


                           (e) Favorable opinions of counsel of the Borrower and
special New York counsel to the Borrower, substantially in the forms of Exhibit C-1 and C-2 respectively, hereto and as to such other matters as any Bank through the Administrative Agent may reasonably request.

                           (f) A favorable opinion of Haynes and Boone, L.L.P.,
counsel for the Administrative Agent, substantially in the form of Exhibit D hereto.

                           (g) Executed copies of this Agreement and all other
Loan Papers contemplated hereby.

                           (h) Evidence that all fees payable on or prior to the
date of the initial Borrowing have been paid to Administrative Agent and Chase Securities Inc. as provided for in Section 2.05, and to the extent not previously paid, reimbursement to Administrative Agent for all reasonable fees and expenses incurred in connection with the negotiation, preparation, and closing of the transactions evidenced by the Loan Papers (including, without limitation, reasonable attorneys' fees and expenses).

                  SECTION 3.02 Conditions Precedent to Each Borrowing. The obligation of each Bank to make an Advance in connection with any Borrowing (including without limitation, the initial Borrowing) shall be subject to the further conditions precedent that on the date of such Borrowing, (i) Administrative Agent shall have received a Notice of Contract Borrowing or Notice of Competitive Borrowing, executed and completed by a Financial Officer of the Borrower, and (ii) the following statements shall be true (and each of the giving of the applicable Notice of Contract Borrowing or Notice of Competitive Borrowing and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing such statements are true):

                           (a) the representations and warranties contained in
                  Section 4.01 (excluding for all Borrowings, other than the initial Borrowings, those contained in subsections (f), (j),
                  (k), and (l) thereof) are correct on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

                           (b) no event has occurred and is continuing, or would
                  result from such Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default.

ARTICLE IV. REPRESENTATIONS AND WARRANTIES

                  SECTION 4.01 Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:


                           (a) The Borrower is a corporation duly organized,
validly existing, and in good standing under the laws of the State of Utah.

                           (b) The execution, delivery and performance by the
Borrower of this Agreement are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Borrower's charter or by-laws or (ii) any law or any contractual restriction binding on or affecting the Borrower.

                           (c) No authorization or approval or other action by,
and no notice to or filing with, any governmental authority, regulatory body, or other Person is required for the due execution, delivery, and performance by the Borrower of this Agreement except such as has been duly obtained or made and are in full force and effect.

                           (d) This Agreement is the legal, valid, and binding
obligation of the Borrower enforceable against the Borrower in accordance with its terms.

                           (e)     (i) The statement of consolidated financial
position of the Borrower and its consolidated Subsidiaries as of December 31, 1996, and the related statements of consolidated income and consolidated changes in common stockholders' equity of the Borrower and its consolidated Subsidiaries for the fiscal year then ended, copies of which have been furnished to each Bank, fairly present the financial condition of the Borrower and its consolidated Subsidiaries as at such date and present the financial condition of the Borrower and its consolidated Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied.

                                   (ii) The statement of consolidated financial
position of the Borrower and its consolidated Subsidiaries as of June 30, 1997, and the related statements of consolidated income and consolidated changes in common stockholders' equity of the Borrower and its consolidated Subsidiaries for the fiscal quarter then ended, copies of which have been furnished to each Bank, fairly present the financial condition of the Borrower and its consolidated Subsidiaries as at such date and present the financial condition of the Borrower and its consolidated Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied, and since June 30, 1997, there has been no material adverse change in such condition or operations.

                           (f) There is no pending or threatened action or
proceeding affecting the Borrower or any of its consolidated Subsidiaries before any court, governmental agency, or arbitrator, (i) which purports to affect the legality, validity or enforceability of this Agreement or (ii) except as set forth in public documents filed with the Securities and Exchange Commission or otherwise disclosed publicly on or prior to the date of the initial Borrowing, which may be reasonably expected to materially adversely affect the financial condition or operations of the Borrower or any of its Subsidiaries, taken as a whole.

                           (g) After applying the proceeds of each Advance, not
more than 25% of the value of the assets of the Borrower and its Subsidiaries (as determined in good faith by the Borrower) that are subject to Section 5.02(a)(i) will consist of or be represented by margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System).

                           (h) The Borrower is not engaged in the business of
extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used for any purpose which violates the provisions of the regulations of said Board. If requested by any Bank or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Bank a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in said Regulation U, the statements made in which shall be such, in the opinion of each Bank, as to permit the transactions contemplated hereby in accordance with said Regulation U.

                           (i) No Termination Event has occurred nor is
reasonably expected to occur with respect to any Plan which may materially adversely affect the financial condition or operations of the Borrower and its Subsidiaries, taken as a whole. Neither the Borrower nor any of its ERISA Affiliates has incurred nor reasonably expects to incur any withdrawal liability under ERISA to any Multiemployer Plan which may reasonably be expected to materially adversely affect the financial condition or operations of the Borrower and its Subsidiaries, taken as a whole. Schedule B (Actuarial Information) to the 1994 annual report (Form 5500 Series) with respect to each Plan, copies of which have been filed with the Internal Revenue Service and furnished to each Bank, is complete and accurate in all material respects and in all material respects fairly presents the funding status of each Plan. No Reportable Event has occurred and is continuing with respect to any Plan which may materially adversely affect the financial condition or operations of the Borrower and its Subsidiaries, taken as a whole.

                           (j) On the date of the initial Borrowing (and after
giving effect to the transactions contemplated by the Loan Papers), Borrower is Solvent. For purposes hereof, "Solvent" means, as to a Person, that (a) the aggregate fair market value of such Person's assets exceeds its liabilities (whether contingent, subordinated, unmatured, unliquidated, or otherwise), (b) such Person has sufficient cash flow to enable it to pay its Debts as they mature, and (c) such Person does not have unreasonably small capital to conduct such Person's business. In computing the amount of contingent liabilities at any time; for purposes of determining solvency, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                           (k) Except as disclosed in public documents filed
with the Securities and Exchange Commission or otherwise disclosed publicly on or prior to the date of the initial Borrowing, neither Borrower nor any Restricted Subsidiary is a party to a material transaction with any of its Affiliates, other than transactions in the ordinary course of business and upon fair and reasonable terms not materially less favorable than the Borrower or such Restricted

Subsidiary could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate.

                           (l) The proportion that the combined EBITDAX of the
Principal Subsidiaries bears to the consolidated EBITDAX for the Borrower and its Subsidiaries is not less than 80%.

                           (m) No Event of Default under the Existing Credit
Agreement or any event or existence of any circumstance which, with the giving of notice or lapse of time or both, would become an Event of Default under the Existing Credit Agreement exists.

ARTICLE V. COVENANTS OF THE BORROWER

                  SECTION 5.01 Affirmative Covenants. So long as any Advance shall remain unpaid or any Bank shall have any Commitment hereunder, the Borrower will, and, in the case of Section 5.01(a), will cause its Subsidiaries to, unless the Majority Banks shall otherwise consent in writing:

                           (a) Keep Books; Corporate Existence; Maintenance of
Properties; Compliance with Laws; Insurance.

                                    (i) keep proper books of record and account,
                           all in accordance with generally accepted accounting principles;

                                    (ii) preserve and keep in full force and
                           effect its existence, and preserve and keep in full force and effect its licenses, rights, and franchises to the extent it deems necessary to carry on its business;

                                    (iii) maintain and keep, or cause to be
                           maintained and kept, its properties in good repair, working order, and condition, and from time to time make or cause to be made all needful and proper repairs, renewals, replacements, and improvements, in each case to the extent it deems necessary to carry on its business;

                                    (iv) use its reasonable efforts to comply in
                           all material respects with all material applicable statutes, regulations, and orders of, and all material applicable restrictions imposed by, any governmental agency in respect of the conduct of its business and the ownership of its properties, to the extent it deems necessary to carry on its business, except such as are being contested in good faith by appropriate proceedings;

                                    (v) insure and keep insured its properties
                           in such amounts (and with such self insurance and deductibles) as it deems necessary to carry on its business and to the extent available on premiums and other terms which the Borrower or any Subsidiary, as the case may be, deems appropriate. Any of such insurance may be carried by, through, or with any captive or affiliated insurance company or by way of self-insurance as the Borrower or any Subsidiary, as the case may be, deems appropriate; and

                                    (vi) use the proceeds of Advances for
                           general corporate purposes and to repurchase or refinance, from time to time, commercial paper issued by the Borrower.

Nothing in this subsection shall prohibit the Borrower or any of its Subsidiaries from discontinuing any business, forfeiting any license, right, or franchise or discontinuing the operation or maintenance of any of its properties to the extent it deems appropriate in the conduct of its business.

                           (b) Reporting Requirements. Furnish to the Banks:

                                    (i) as soon as available and in any event
                           within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, a statement of the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related statements of income and retained earnings of the Borrower and its consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by a principal financial or accounting officer of the Borrower; provided, however, that the Borrower may deliver, in lieu of the foregoing, the quarterly report of the Borrower for such fiscal quarter on Form 10-Q filed with the Securities and Exchange Commission or any governmental authority succeeding to the functions of such Commission, but only so long as the financial statements contained in such quarterly report on Form 10-Q relate to the same companies and are substantially the same in content as the financial statements referred to in the preceding provisions of this clause (i);

                                    (ii) as soon as available and in any event

                           within 90 days after the end of each fiscal year of the Borrower, a copy of the annual report for such year for the Borrower and its Subsidiaries, containing the audited consolidated financial statements of the Borrower and its consolidated Subsidiaries for such year and accompanied by an auditors' report of Deloitte & Touche or other independent public accountants of nationally recognized standing that such financial statements were prepared in accordance with generally accepted accounting standards and present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries and results of operations of the Borrower and its consolidated Subsidiaries;

                                    (iii) promptly after the sending or filing
                           thereof, copies of all reports which the Borrower sends to its stockholders generally, and copies of all reports and registration statements (without exhibits) which the Borrower files with the Securities and Exchange Commission or any national securities exchange (other than registration statements relating to employee benefit plans);

                                    (iv) promptly after the filing or receiving
                           thereof, copies of any notices of any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder which the Borrower or any Subsidiary files with the PBGC, or which the Borrower or any Subsidiary receives from the PBGC to the effect that proceedings or other action by the PBGC is to be instituted;

                                    (v) such other information respecting the
                           condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Bank through the Administrative Agent may from time to time reasonably request; and

                                    (vi) at any time the Borrower is not a
                           publicly-reporting company, upon the request of Administration Agent (and in a form acceptable to Administrative Agent), such information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as the Borrower would have included in any reports filed with the Securities and Exchange Commission if it had continued to be a publicly-reporting company.

                           (c) Notices. Promptly give notice to the
Administrative Agent and each Bank:

                                    (i) of the occurrence of any Event of

                           Default or any event which, with the giving of notice or the passage of time, or both, would become an Event of Default; and

                                    (ii) of the commencement of any litigation,
                           investigation, or proceeding affecting the Borrower or any of its Subsidiaries before any court, governmental authority, or arbitrator which, in the reasonable judgment of the Borrower, could have a material adverse effect on the business, operations, property, or financial or other condition of the Borrower and its Subsidiaries, taken as a whole.

                  Each notice pursuant to this subsection shall be accompanied by a statement of the Borrower, setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

                           (d) Certificates. Furnish to the Banks:

                                    (i) concurrently with the delivery of the
                           financial statements referred to in Section
                           5.01(b)(ii), a letter signed by the independent public accountants, certifying such financial statements to the effect that, in the course of the examination upon which their report for such fiscal year was based (but without any special or additional audit procedures for that purpose other than review of the terms and provisions of this Agreement), they did not become aware of any Event of Default involving financial or accounting matters or any condition or event which, after notice or lapse of time, or both, would constitute such an Event of Default, or, if such accountants became aware of any such Event of Default or other condition or event, specifying the nature thereof; and

                                    (ii) concurrently with the delivery of the
                           financial statements or Form 10-Q referred to in Sections 5.01(b)(i) and (ii), a certificate of a Financial Officer of the Borrower, stating that, to the best of such officer's knowledge, the Borrower during such period has observed or performed, all of its covenants and other agreements, and satisfied every condition, contained in this Agreement to be observed, performed, or satisfied by it, and that such officer has obtained no knowledge of any Event of Default or any event which, with notice or lapse of time, or both, would become an Event of Default, except as specified in such certificate.

                  SECTION 5.02 Negative Covenants. So long as any Advance shall remain unpaid or any Bank shall have any Commitment hereunder, the Borrower will not, without the written consent of the Majority Banks:

                           (a) Liens, Etc.

                                    (i) Create, assume, incur, or suffer to
                           exist, or permit any Subsidiary to create, assume, incur, or suffer to exist, any Lien upon any stock or indebtedness, whether now owned or hereafter acquired, of any Subsidiary, to secure any Debt of the Borrower or any other Person (other than the Advances made hereunder), without in any such case making effective provision whereby all of the Advances made hereunder shall be directly secured equally and ratably with such Debt, excluding, however, from the operation of the foregoing provisions of this paragraph (i) any Lien upon stock or indebtedness of any corporation existing at the time such corporation becomes a Subsidiary, or existing upon stock or indebtedness of a Subsidiary at the time of acquisition of such stock or indebtedness, and any extension, renewal, or replacement (or successive extensions, renewals, or replacements) in whole or in part of any such Lien; provided, however, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal, or replacement; and provided further, that such Lien shall be limited to all or such part of the stock or indebtedness which secured the Lien so extended, renewed, or replaced;

                                    (ii) Create, assume, incur, or suffer to
                           exist, or permit any Restricted Subsidiary to create, assume, incur or suffer to exist, any Lien upon any Principal Property, whether owned or leased on the date hereof or hereafter acquired, to secure any Debt of the Borrower or any other Person (other than the Advances made hereunder), without in any such case making effective provision whereby all of the Advances made hereunder shall be directly secured equally and ratably with such Debt, excluding, however, from the operation of the foregoing provisions of this paragraph (ii):

                                             (A) any Lien upon property owned or
                                    leased by any corporation existing at the time such corporation becomes a Restricted Subsidiary, so long as such Lien covers either (x) the assets so encumbered immediately prior to an acquisition of the

                                    Restricted

                                    Subsidiary or (y) assets substituted for any assets described in clause (x) preceding (the "acquired assets"), so long as the approximate fair market value of the substituted assets does not exceed the approximate fair market value of the acquired assets for which the substitution is being made;

                                             (B) any Lien upon property existing
                                    at the time of acquisition thereof or to secure the payment of all or any part of the purchase price thereof or to secure any Debt incurred prior to, at the time of, or within 180 days after, the acquisition of such property for the purpose of financing all or any part of the purchase price thereof, so long as such Lien is limited to the property so acquired;

                                             (C) any Lien upon property to
                                    secure all or any part of the cost of
                                    exploration, drilling, development,
                                    construction, alteration, repair, or
                                    improvement of all or any part of such
                                    property, or Debt incurred prior to, at the time of, or within 180 days after, the completion of such exploration, drilling, development, construction, alteration, repair, or improvement for the purpose of financing all or any part of such cost;

                                             (D) any Lien securing Debt of a
                                    Restricted Subsidiary owing to the Borrower or to another Restricted Subsidiary;

                                             (E) any Lien existing on the date
                                    of execution of this Agreement and set forth on Schedule III hereto;

                                             (F) Liens created in favor of Banks
                                    to secure the Obligation;

                                             (G) Any Liens securing Debt of
                                    Borrower under the Existing Credit
                                    Agreement, so long as the Banks are granted
                                    Liens of equal priority upon any property to which such Liens under the Existing Credit

                                    Agreement attach; and

                                             (H) any extension, renewal, or
                                    replacement (or successive extensions,
                                    renewals, or replacements) in whole or in part of any Lien referred to in the foregoing clauses (A) to (G), inclusive; provided, however, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal, or replacement; and provided further, that such Lien shall be limited to all or such part of the property which secured the Lien so extended, renewed, or replaced (plus improvements on such property).

                           Notwithstanding the foregoing provisions of this paragraph (ii), the Borrower may, and may permit any Restricted Subsidiary to, create, assume, incur, or suffer to exist any Lien upon any Principal Property which is not excepted by clauses (A) through (F), above, without equally and ratably securing the Advances; provided that the aggregate amount of Debt then outstanding secured by such Lien and all similar Liens does not exceed the greater of (i) $150,000,000.00, and (ii) 10% of the total consolidated stockholders' equity of the Borrower as shown on the most recently audited consolidated balance sheet required to be delivered to the Banks pursuant to Section 5.01(b). For the purpose of this paragraph (ii), the following types of transactions shall not be deemed to create a Lien to secure any
                           Debt:

                                             (A) the sale or other transfer of
                                    (y) any oil, gas, or minerals in place for a period of time until, or in an amount such that, the purchaser will realize therefrom a specified amount of money (however determined) or a specified amount of such oil, gas, or minerals, or (z) any other interest in property of the character commonly referred to as a "production payment";

                                             (B) any Lien in favor of the United
                                    States of America or any state thereof, or any other country, or any political subdivision of any of the foregoing, to secure partial, progress, advance, or other payments pursuant to the provisions of any contract or statute, or any Lien upon property of the Borrower or a Restricted Subsidiary intended to be used primarily for the purpose of, or in connection with, air or water pollution control; provided that no such Lien shall extend to any other property of the Borrower or a Restricted Subsidiary.

                           (b) Debt. (i) Create or suffer to exist any Debt if,
immediately after giving effect to such Debt and the receipt and application of any proceeds thereof, the aggregate amount of Debt of the Borrower and its consolidated Subsidiaries, on a consolidated basis, would exceed 65% of the sum of the total consolidated stockholders' equity of the Borrower and its Subsidiaries as shown on the most recently consolidated balance sheet required to be delivered to the Banks pursuant to Section 5.01(b), and the aggregate amount of Debt of the Borrower and its consolidated Subsidiaries; and (ii) not permit any of its Subsidiaries to incur any Debt which, in the aggregate for all such Subsidiaries, would exceed the greater of (A) $150,000,000.00 and (B) 10% of the total consolidated stockholder's equity of the Borrower as shown on the most recently consolidated balance sheet required to be delivered to the Banks pursuant to Section 5.01(b).

                           (c) Restriction on Fundamental Changes of the
Borrower. Enter into any transaction of merger or consolidation, or convey, transfer, or lease its properties and assets substantially as an entirety to any Person, unless:

                                    (i) either (A) Borrower (in any merger or
                           consolidation involving Borrower) is the surviving entity, or (B) the corporation formed by such consolidation or into which the Borrower is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Borrower substantially as an entirety (the "Successor Corporation") shall either (x) immediately after giving effect to such merger, consolidation, conveyance, transfer, or lease, have then-effective ratings (or implied ratings) published by Moody's and S&P applicable to such Successor Corporation's senior, unsecured, non-credit-enhanced, long term indebtedness for borrowed money, which ratings shall be Baa3 or higher (if assigned by Moody's) or BBB- or higher (if assigned by S&P), or (y) be acceptable to Majority Banks in their reasonable determination;

                                    (ii) any Successor Corporation shall be a
                           corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and shall expressly assume, by amendment to this Agreement executed by the Borrower and such Successor Corporation and delivered to the Administrative Agent, the due and punctual payment of the principal of, and interest on, the Advances made hereunder and another amounts payable under this Agreement and the performance or observance of every covenant hereof on the part of the Borrower or such Principal Subsidiary to be performed or observed;

                                    (iii) immediately after giving effect to
                           such transaction, no Event of Default and no event which, with notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing;

                                    (iv) if, as a result of any such
                           consolidation or merger or such conveyance, transfer or lease, properties or assets of the Borrower or any Principal Subsidiary would become subject to a Lien which would not be permitted by Section 5.02(a), the Borrower, the Principal Subsidiary, or the Successor Corporation, as the case may be, shall take such steps as shall be necessary effectively to secure the Advances made hereunder equally and ratably with (or prior to) all indebtedness secured thereby; and

                                    (v) the Borrower shall have delivered to the
                           Administrative Agent a certificate signed by an executive officer of the Borrower and a written opinion of counsel satisfactory to the Administrative Agent (who may be counsel to the Borrower), each stating that such transaction and such amendment to this Agreement comply with this
                           Section 5.02(c) and that all conditions precedent herein provided for relating to such transaction have been satisfied.

                           (d) Prohibition on Sale of UPRC Stock and Fundamental
Changes of UPRC. (i) Convey, sell, assign, or otherwise transfer (or permit any Subsidiary to so convey, sell, assign, or transfer) all or any of the shares of capital stock of Union Pacific Resources Company ("UPRC") or any Successor Subsidiary (as hereinafter defined) now owned or hereafter acquired by the Borrower or any Subsidiary, and (ii) permit UPRC or any Successor Subsidiary (as hereinafter defined) to enter into any transaction of merger or consolidation with, or to convey, transfer, or lease its properties substantially as an entirety to, any Person, other than, mergers or consolidations with, or conveyances, transfers, or leases to, Borrower or any other Subsidiary. For purposes of this subsection, "Successor Subsidiary" shall mean any Subsidiary which is formed by any merger or consolidation of UPRC or which acquires by conveyance, transfer, or lease substantially all the properties of UPRC or any Successor Subsidiary.


                           (e) Ratio of Maximum Total Debt to Total Capital.
Permit the ratio (expressed as a percentage and as calculated at the end of each fiscal quarter of the Borrower) that (a) the aggregate amount of the consolidated Debt of Borrower and its consolidated Subsidiaries bears to (b) the sum of (i) the total consolidated stockholder's equity of Borrower and its Subsidiaries plus the consolidated Debt of Borrower and its consolidated Subsidiaries to be more than 65%.

                           (f) Compliance with ERISA. To the extent that any
event or action set forth in clauses (i) through (iv) below would subject the Borrower and its Subsidiaries taken as a whole to any material liability to the PBGC or otherwise, (i) terminate, or permit any Subsidiary to terminate, any Plan; (ii) engage in, or permit any Subsidiary to engage in, any "prohibited transaction" (as defined in Section 4975 of the Code) involving any Plan; (iii) incur or suffer to exist, or permit any Subsidiary to incur or suffer to exist, any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, involving any Plan; or (iv) allow or suffer to exist, or permit any Subsidiary to allow or suffer to exist, any event or condition which presents a risk of incurring a liability to the PBGC by reason of termination of any Plan.

                           (g) Affiliate Transactions. Enter into (or permit any
Restricted Subsidiary to enter into) any material transaction with any of its Affiliates, other than any transaction described in public documents filed with the Securities and Exchange Commission or otherwise disclosed publicly prior to the date of the initial Borrowing under this Agreement, or any transaction in the ordinary course of business and upon fair and reasonable terms not materially less favorable than Borrower or such Restricted Subsidiary could obtain or could be entitled to in an arm's-length transaction with a Person that was not its Affiliate.

                           (h) Principal Subsidiaries. Permit the combined
EBITDAX of the Principal Subsidiaries to be less than 80% of the consolidated EBITDAX of the Borrower and its Subsidiaries as shown on the most recent consolidated balance sheet required to be delivered to the Banks pursuant to
Section 5.01(c).

ARTICLE VI. EVENTS OF DEFAULT

                           SECTION 6.01 Events of Default. If any of the
following events ("Events of Default") shall occur and be continuing:

                           (a) the Borrower shall fail to pay any principal of
any Advance when the same becomes due and payable; provided, that if any such failure shall result from the malfunctioning or shutdown of any wire transfer or other payment system employed by the Borrower to make such payment or from an inadvertent error of a technical or clerical nature by the Borrower or any bank or other entity employed by the Borrower to make such payment, no Event of Default shall result under this paragraph (a) during the period (not in excess of two Business Days) required by the Borrower to make alternate payment arrangements; or

                           (b) the Borrower shall fail to pay any interest on
any Advance or any fee payable hereunder or under any agreement executed in connection herewith when the same becomes due and payable and such failure shall remain unremedied for ten days; or

                           (c) any representation or warranty made by the
Borrower herein or by the Borrower (or any of its officers) in connection with this Agreement (including, without limitation, any representation or warranty deemed made by the Borrower at the time of any Advance pursuant to Article III) shall prove to have been incorrect in any material respect when made or deemed made; or

                           (d) the Borrower shall fail to perform or observe any
other term, covenant, or agreement contained in this Agreement on its part to be performed or observed if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by the Administrative Agent or any Bank; or

                           (e) an event of default as defined in any mortgage,
indenture, or instrument under which there may be issued, or by which there may be secured or evidenced, any Debt of the Borrower or any Principal Subsidiary, whether such Debt now exists or shall hereafter be created, shall happen and shall result in Debt of the Borrower in excess of $25,000,000 principal amount becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such declaration shall not be rescinded or annulled; or

                           (f) (i) the Borrower or any Principal Subsidiary
shall commence any case, proceeding, or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition, or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, or other similar official for it or for all or any substantial part of its assets, or the Borrower or any Principal Subsidiary shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any Principal Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged, or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any Principal Subsidiary any case, proceeding, or other action seeking issuance of a warrant of attachment, execution, distraint, or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any Principal Subsidiary shall take any action in furtherance of or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any Principal Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;

                           (g) a Material Plan shall fail to maintain the
minimum funding standards required by Section 412 of the Code for any plan year or a waiver of such standard is sought or granted under Section 412(d), or a Material Plan is, shall have been, or will be terminated or the subject of termination proceedings under ERISA, or the Borrower or any of its Subsidiaries or any ERISA Affiliate has incurred or will incur a liability to or on account of a Material Plan under Sections 4062, 4063, or 4064 of ERISA, and there shall result from any such event either a liability or a material risk of incurring a liability to the PBGC or a Material Plan (or a related trust) which will have a material adverse effect upon the business, operations or the condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole;

                           (h) the Borrower or any ERISA Affiliate shall have
been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with withdrawal liabilities (determined as of the date of such notification), will have a material adverse effect upon the business, operations, or the condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole; or

                           (i) any Event of Default described in the Existing
Credit Agreement shall occur;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of Majority Banks, by notice to the Borrower, declare the obligation of each Bank to make Advances to be terminated, whereupon the same shall forthwith terminate, (ii) shall at the request, or may with the consent, of Banks owed at least 51% of the then aggregate unpaid principal amount of the Advances owing to Banks, by notice to the Borrower, declare the Advances, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest, notice of intention to accelerate, notice of acceleration, or further notice of any kind, all of which are hereby expressly waived by the Borrower; and (iii) shall at the request of, or may with the consent of Majority Banks, exercise any and all other legal and equitable rights afforded by the Loan Papers, applicable law, or in equity, including, but not limited to, the right to bring suit or other proceedings for specific performance or otherwise in aid of any right granted to Administrative Agent or any Bank hereunder; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower or any of its Subsidiaries under the Federal Bankruptcy Code, (A) the obligation of each Bank to make Advances shall automatically be terminated and (B) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest, or any notice of any kind, all of which are hereby expressly waived by the Borrower.


ARTICLE VII. THE ADMINISTRATIVE AGENT

                  SECTION 7.01 Authorization and Action. Each Bank hereby appoints and authorizes the Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the amounts due hereunder), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks, and such instructions shall be binding upon all Banks and all holders of Advances; provided, however, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Bank prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

                  SECTION 7.02 Administrative Agent's Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents, or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or wilful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (i) may consult with legal counsel (including counsel for the Borrower), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts; (ii) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties, or representations made in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants, or conditions of this Agreement on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (iv) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement or any other instrument or document furnished pursuant hereto; and (v) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate, or other instrument or writing (which may be by telecopy, telegram or cable) believed by it to be genuine and signed or sent by the proper party or parties.

                  SECTION 7.03 Administrative Agent and Affiliates. With respect to its Commitment, Texas Commerce Bank National Association shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Administrative Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include Texas Commerce Bank National Association in its individual capacity. Texas Commerce Bank National Association and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, any of its subsidiaries, and any Person who may do business with or own securities of the Borrower or any such subsidiary, all as if Texas Commerce Bank National Association were not the Administrative Agent and without any duty to account therefor to the Banks.

                  SECTION 7.04 Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Bank and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

                  SECTION 7.05 Indemnification. The Banks agree to indemnify each Agent, acting in their respective agency capacities, (to the extent not reimbursed by the Borrower), ratably as computed as set forth below from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Agent in any way relating to, or arising out of, this Agreement or any action taken or omitted by such Agent under this Agreement; provided that no Bank shall be liable to any Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from such Agent's gross negligence or wilful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings, or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower. For purposes of this Section 7.05, ratable allocations among the Banks shall be made (i) in respect of any demand by the Administrative Agent prior to a declaration made pursuant to clause (ii) of
Section 6.01, according to the respective amounts of their Commitments and (ii) thereafter according to the respective principal amounts of the Advances then outstanding to them.

                  SECTION 7.06 Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Banks and the Borrower and may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Administrative Agent with the consent of the Borrower (which consent shall not be required if at the time of such appointment any Event of Default or an event which with the passage of time or the giving of notice or both would become an Event of Default has occurred and is continuing). If no successor Administrative Agent shall have been so appointed by the Majority Banks, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any state thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

ARTICLE VIII. MISCELLANEOUS

                  SECTION 8.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Borrower therefrom, shall in any event be effective, unless the same shall be in writing and signed by the Majority Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver, or consent shall, unless in writing and signed by all the Banks, do any of the following: (a) waive any of the conditions specified in Section 3.01 or 3.02 (if and to the extent that the Borrowing which is the subject of such waiver would involve an increase in the aggregate outstanding amount of Advances over the aggregate amount of Advances outstanding immediately prior to such Borrowing), (b) increase the Commitments of the Banks or subject the Banks to any additional obligations, (c) reduce the principal of, or interest on, the Advances or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder, (e) make any change which would alter the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances, or the number of Banks, which shall otherwise be required for the Banks or any of them to take any action hereunder, or (f) amend this Section 8.01; and provided further, that no amendment, waiver, or consent shall, unless in writing and signed by the Administrative Agent in addition to the Banks required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement.

                  SECTION 8.02 Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopy, telegraphic, or cable communication and telecopied, mailed, telegraphed, cabled, or delivered, if to the Borrower, at its address at P.O. Box 7, 801 Cherry Street, Fort Worth, Texas 76101; if to any Bank listed on Schedule I hereto, at its Notice Address specified opposite its name on Schedule I hereto; if to any other Bank, at its Domestic Lending office specified in the Assignment and Acceptance pursuant to which it became a Bank; if to the Administrative Agent, at its address at Texas Commerce Tower, Energy Department, 2200 Ross Avenue, 3rd Floor, Dallas, Texas 75201, Attention: Lee Beckelman; and if to Auction

Administration Agent, c/o the Loan and Agency Services Group, at its address at One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention:
Sandra Miklave; or, as to the Borrower, any Bank, or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when telecopied, mailed, telegraphed, or cabled, be effective when sent by telecopy, deposited in the mails, delivered to the telegraph company, or delivered to the cable company, respectively, except that notices and communications to the Administrative Agent pursuant to Article II or VII shall not be effective until received by the Administrative Agent. The Administrative Agent shall be entitled to rely on any oral notice made pursuant to Section 2.03(a)(v) believed by it to be genuine and made by the proper party or parties, and the Borrower and the Banks, as the case may be, agree to be conclusively bound by the Administrative Agent's records in respect of any such notice.

                  SECTION 8.03 No Waiver; Remedies. No failure on the part of any Bank or the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 8.04 Costs, Expenses and Taxes

                           (a) The Borrower agrees to pay on demand all costs
and expenses in connection with the preparation, execution, delivery, administration, modification, and amendment of this Agreement, the Loan Papers, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities under this Agreement, and all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses), incurred by the Administrative Agent or any Bank in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of this Agreement and the other documents to be delivered hereunder. In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from the execution and delivery of this Agreement and agrees to save the Administrative Agent and each Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

                           (b) If any payment of principal of any Adjusted CD
Rate Advance, Eurodollar Rate Contract Advance, or Competitive Advance is made by the Borrower to or for the account of a Bank other than on the last day of the Interest Period for such Contract Advance, or on the maturity date of such Competitive Advance, as the case may be, or as a result of a payment pursuant to
Section 2.07(c), or as a result of acceleration of the maturity of the Advances pursuant to Section 6.01, or for any other reason, or by an Eligible Assignee to a Bank other than on the last day of the Interest Period (or the final maturity date in the case of a Competitive Advance) for such Advance upon an assignment of rights and obligations under this Agreement pursuant to Section 8.07 as a result of a demand by the Borrower pursuant to Section 8.07(a), or an assignment of rights and obligations under this Agreement pursuant to Section 2.17 as a result of a demand by the Borrower, or if the Borrower fails to convert or continue any Contract Advance hereunder after irrevocable notice of such conversion or continuation has been given pursuant to Section 2.04, the Borrower shall, upon demand by such Bank (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Bank any amounts required to compensate such Bank for any additional losses, costs, or expenses which it may reasonably incur as a result of such payment or failure, including, without limitation, any loss (including loss of anticipated profits), cost, or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund or maintain such Advance. A certificate of such Bank setting forth the amount demanded hereunder and the basis therefor shall, in the absence of manifest error, be conclusive and binding for all purposes.

                  SECTION 8.05 Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Advances due and payable pursuant to the provisions of Section 6.01, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Borrower against any and all of the Obligation of the Borrower now or hereafter existing under this Agreement and the Advances made by such Bank, irrespective of whether or not such Bank shall have made any demand under this Agreement and although such obligations may be unmatured. Each Bank agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Bank; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section 8.05 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Bank may have.

                  SECTION 8.06. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Bank that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, and each Bank and their respective successors and assigns.

                  SECTION 8.07 Assignments and Participations.

                           (a) Each Bank may and, if demanded by the Borrower
pursuant to subsection (g) hereof, shall assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Advances owing to it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all of the rights and obligations of the Banks under this Agreement, (ii) the amount of the Commitment of the assigning Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000 and shall be an integral multiple of $1,000,000, (iii) each such assignment shall be to an Eligible Assignee, and (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register (as defined in Section 8.07(c)), an Assignment and Acceptance, together with a processing fee of $2,500. Upon such execution, delivery, acceptance, and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least three Business Days after the execution thereof, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder, and (y) the Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto). Notwithstanding the foregoing (unless such assignment is being made on demand of the Borrower pursuant to subsection (g)), any Bank assigning its rights and obligations under this Agreement may retain any Competitive Advances made by it outstanding at such time, and in such case shall retain its rights hereunder in respect of any Advances so retained until such Advances have been repaid in full in accordance with this Agreement.

                           (b) By executing and delivering an Assignment and
Acceptance, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in
Section 4.01(e) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee, except for any required consent of the Borrower and Administrative

Agent; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

                           (c) The Administrative Agent shall maintain at its
address referred to in Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Advances owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent, and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

                           (d) Upon its receipt of an Assignment and Acceptance
executed by an assigning Bank and an assignee that it is an Eligible Assignee, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit B hereto, and if the processing fees required by Section 8.07 have been paid to Administrative Agent,
(i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, (iii) give prompt notice thereof to the Borrower, and
(iv) send a copy thereof to the Borrower.

                           (e) Each Bank may sell participations to one or more
banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Advances owing to it); provided, however, that (i) such Bank's obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent, and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement; and provided further, however, that such Bank shall not agree with any such bank or other financial institution to permit such bank or other financial institution to enforce the obligations of the Borrower relating to the Advances or to approve of any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers with respect to any decrease in any fees payable hereunder or the amount of principal or rate of interest which is payable in respect of such Advances or any extension of the dates fixed for the payment thereof).


                           (f) Any Bank may, in connection with any assignment
or participation or proposed assignment or participation pursuant to this
Section 8.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Bank by or on behalf of the Borrower; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant, if not an Eligible Assignee, shall agree to preserve the confidentiality of any confidential information relating to the Borrower received by it from such Bank.

                           (g) If any Bank shall make demand for payment under
or shall notify the Borrower that it is affected by an event described in
Section 2.11 or 2.15 hereunder or shall notify the Administrative Agent pursuant to Section 2.13 hereunder, then within 15 days after such demand or such notice, the Borrower may (i) demand that such Bank assign in accordance with this
Section 8.07 to one or more Eligible Assignees designated by the Borrower all (but not less than all) of such Bank's Commitment and the Advances owing to it within the next succeeding 30 days; provided that, if any such Eligible Assignee designated by the Borrower shall fail to consummate such assignment on terms acceptable to such Bank, or if the Borrower shall fail to designate any such Eligible Assignees for all or part of such Bank's Commitment or Advances, then such Bank may assign such Commitment or Advances to any other Eligible Assignee in accordance with this Section 8.07 during such 30-day period or (ii) terminate all (but not less than all) of such Bank's Commitment and repay all (but not less than all) of such Bank's Advances not so assigned on or before such 30th day in accordance with Sections 2.06 and 2.07(c) hereof (but without the requirements stated therein for ratable treatment of the Banks). Nothing in this
Section 8.07(g) shall relieve the Borrower of its obligations for payment under
Section 2.11 or 2.15 arising prior to an assignment or termination pursuant hereto.

                           (h) Any Bank may at any time assign all or any
portion of its rights under this Agreement to a Federal Reserve Bank; provided that no such assignment shall release a Bank from any of its obligations hereunder. In connection with any such assignment or proposed assignment, the Borrower will, promptly upon the request of any Bank, execute and deliver to such Bank a note evidencing the Borrower's obligations hereunder, in a form mutually satisfactory to the Borrower and such Bank.

                           (i) This Section 8.07 sets forth the exclusive manner
by which a Bank may assign its rights and obligations hereunder or sell participations in or to its rights and obligations hereunder.

                           (j) Each Bank agrees to notify the Borrower of any
assignment of or grant of a participating interest in any Advance, and of the identity of the assignee or participant.

                           (k) The Borrower may not assign or delegate any
rights or obligations hereunder without the prior written consent of each Bank.

                  SECTION 8.08 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                  SECTION 8.09 Exceptions to Covenants. The Borrower may not take or fail to take any action that is permitted as an exception to any of the covenants contained in any Loan Paper if that action or omission would result in the breach of any other covenant contained in any Loan Paper.

                  SECTION 8.10 Survival. All covenants, agreements, undertakings, representations, and warranties made in any of the Loan Papers survive all closings under the Loan Papers until payment in full of the Obligation and termination of this Agreement, except that Sections 2.11, 2.12, 2.15, 7.05, 8.04, and 8.15 (together with any other provisions in the Loan Papers which expressly provides that it shall survive termination of this Agreement) shall survive termination of this Agreement; and such covenants, agreements, undertakings, representations, and warranties, except as otherwise indicated, are not affected by any investigation made by any party.

                  SECTION 8.11 Invalid Provisions. Any provision in any Loan Paper held to be illegal, invalid, or unenforceable is fully severable; the appropriate Loan Paper shall be construed and enforced as if that provision had never been included; and the remaining provisions shall remain in full force and effect and shall not be affected by the severed provision. Administrative Agent, Banks, and the Borrower party to the affected Loan Paper agree to negotiate, in good faith, the terms of a replacement provision as similar to the severed provision as may be possible and be legal, valid, and enforceable.

                  SECTION 8.12 Maximum Rate. Regardless of any provision contained in any Loan Paper, no Bank shall ever be entitled to contract for, charge, take, reserve, receive, or apply, as interest on the Obligation, or any part thereof, any amount in excess of the Maximum Rate, and, if Banks ever do so, then any excess shall be deemed a partial prepayment of principal and treated hereunder as such and any remaining excess shall be refunded to the Borrower. In determining if the interest paid or payable exceeds the Maximum Rate, the Borrower and Banks shall, to the maximum extent permitted under applicable law, (a) treat all Borrowings as but a single extension of credit (and Lenders and Borrower agree that such is the case and that provision herein for multiple Borrowings is for convenience only), (b) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (c) exclude voluntary prepayments and the effects thereof, and (d) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the Obligation; provided that if the Obligation is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for its actual period of existence thereof exceeds the Maximum Amount, Banks shall refund any excess (and Banks shall not, to the extent permitted by law, be subject to any penalties provided by any laws for contracting for, charging, taking, reserving, or receiving interest in excess of the Maximum Amount).

                  SECTION 8.13 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.


                  SECTION 8.14 Not in Control. Nothing in any Loan Paper gives or may be deemed to give to Administrative Agent or any Bank the right to exercise control over the Borrower or any Subsidiary's Principal Property, other assets, affairs, or management or to preclude or interfere with the Borrower or any Subsidiary's compliance with any law or require any act or omission by the Borrower or any Subsidiary that may be harmful to Persons or property. Any materiality or substantiality qualifier of any representation, warranty, covenant, agreement, or other provision of any Loan Paper is included for credit documentation purposes only and does not imply, and shall not be deemed to mean, that Administrative Agent or any Bank acquiesces in any non-compliance by the Borrower or any Subsidiary with any law, document, or otherwise or does not expect the Borrower or any Subsidiary to promptly, diligently, and continuously carry out all appropriate removal, remediation, compliance, closure, or other activities required or appropriate in accordance with all Environmental Laws.

                  SECTION 8.15 INDEMNIFICATION. THE BORROWER SHALL INDEMNIFY, PROTECT, AND HOLD AGENTS, CHASE SECURITIES INC., EACH BANK, AND THEIR RESPECTIVE AFFILIATES, PARENTS, AND SUBSIDIARIES, AND EACH OF THE FOREGOING PARTIES' RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES, AGENTS, SUCCESSORS, ASSIGNS, AND ATTORNEYS (COLLECTIVELY, THE "INDEMNIFIED PARTIES") HARMLESS FROM AND AGAINST ANY AND ALL PRESENT AND FUTURE, KNOWN AND UNKNOWN, FIXED AND CONTINGENT, LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, CLAIMS, AND PROCEEDINGS AND ALL REASONABLE AND NECESSARY COSTS, EXPENSES (INCLUDING, WITHOUT LIMITATION, ALL REASONABLE ATTORNEYS' FEES AND LEGAL EXPENSES, AND AMOUNTS PAID IN SETTLEMENT WHETHER OR NOT SUIT IS BROUGHT), AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER (THE "INDEMNIFIED LIABILITIES") WHICH MAY AT ANY TIME BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE INDEMNIFIED PARTIES, IN ANY WAY RELATING TO OR ARISING OUT OF (A) ANY LOAN PAPERS OR TRANSACTION CONTEMPLATED BY ANY LOAN PAPER, OR (B) ANY INDEMNIFIED PARTY'S SOLE OR CONCURRENT ORDINARY NEGLIGENCE ARISING IN CONNECTION WITH ANY LOAN PAPER OR ANY TRANSACTION CONTEMPLATED BY ANY LOAN PAPER, TO THE EXTENT THAT ANY OF THE INDEMNIFIED LIABILITIES AS TO ANY INDEMNIFIED PARTY RESULTS, DIRECTLY OR INDIRECTLY, FROM ANY CLAIM MADE, OR ACTION, SUIT, OR PROCEEDING COMMENCED BY OR ON BEHALF OF ANY PERSON OTHER THAN BY SUCH INDEMNIFIED PARTY; (PROVIDED THAT, THE BORROWER SHALL HAVE NO OBLIGATION HEREUNDER TO ANY INDEMNIFIED PARTY WITH RESPECT TO ANY INDEMNIFIED LIABILITY ARISING FROM THE FRAUD, GROSS NEGLIGENCE, OR WILFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY OR

ANY ASSOCIATED PERSON OF SUCH INDEMNIFIED PARTY. AS USED IN THIS PARAGRAPH, THE TERM "ASSOCIATED PERSON" MEANS, WITH RESPECT TO ANY PERSON, THE AFFILIATES, PARENTS, SUBSIDIARIES, DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES, AGENTS, SUCCESSORS, ASSIGNS, AND ATTORNEYS OF SUCH PERSON, OR OF ANOTHER PERSON OF WHICH SUCH PERSON IS ALSO AN ASSOCIATED PERSON. THE PROVISIONS OF AND UNDERTAKINGS AND INDEMNIFICATION SET FORTH IN THIS SECTION SHALL SURVIVE THE SATISFACTION AND PAYMENT OF THE OBLIGATION AND TERMINATION OF THIS AGREEMENT. THE BORROWER MAY, AT ITS OWN COST AND EXPENSE, PARTICIPATE IN THE DEFENSE IN ANY PROCEEDING INVOLVING ANY INDEMNIFIED LIABILITY. IF NO EVENT OF DEFAULT EXISTS, THE BORROWER MAY ASSUME THE DEFENSE IN THAT PROCEEDING ON BEHALF OF THE APPLICABLE INDEMNIFIED PARTIES, INCLUDING THE EMPLOYMENT OF COUNSEL IF FIRST APPROVED

(WHICH APPROVAL MAY NOT BE UNREASONABLY WITHHELD) BY THE APPLICABLE INDEMNIFIED PARTIES. IF THE BORROWER ASSUMES ANY DEFENSE, IT SHALL KEEP THE APPLICABLE INDEMNIFIED PARTIES FULLY ADVISED OF THE STATUS OF, AND SHALL CONSULT WITH THOSE INDEMNIFIED PARTIES BEFORE TAKING ANY MATERIAL POSITION IN RESPECT OF, THAT PROCEEDING. IF THE BORROWER CONSENTS OR IF ANY INDEMNIFIED PARTY REASONABLY DETERMINES THAT AN ACTUAL CONFLICT OF INTEREST EXISTS BETWEEN THE BORROWER AND THAT INDEMNIFIED PARTY WITH RESPECT TO THE SUBJECT MATTER OF THE PROCEEDING OR THAT THE BORROWER IS NOT DILIGENTLY PURSUING THE DEFENSE, THEN (I) THAT INDEMNIFIED PARTY MAY, AT THE BORROWER'S EXPENSE, EMPLOY COUNSEL TO REPRESENT INDEMNIFIED PARTY THAT IS SEPARATE FROM COUNSEL FOR THE BORROWER OR ANY OTHER PERSON IN THAT PROCEEDING AND (II) THE BORROWER IS NO LONGER ENTITLED TO ASSUME THE DEFENSE ON BEHALF OF THAT INDEMNIFIED PARTY. THE BORROWER MAY NOT AGREE TO THE SETTLEMENT OF ANY INDEMNIFIED LIABILITY WITHOUT THE PRIOR WRITTEN CONSENT OF THE APPLICABLE INDEMNIFIED PARTIES UNLESS THAT SETTLEMENT FULLY RELIEVES THOSE INDEMNIFIED PARTIES OF ANY LIABILITY WHATSOEVER FOR THAT INDEMNIFIED LIABILITY.

                  SECTION 8.16 Certain Agents. Neither the Syndication Agent nor the Documentation Agent shall have any rights, powers, obligations, liabilities, responsibilities, or duties under this Agreement other than those applicable to all Banks as such.

                  SECTION 8.17 Entirety. THE LOAN PAPERS REPRESENT THE
FINAL AGREEMENT BETWEEN THE BORROWER, BANKS, AND ADMINISTRATIVE AGENT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN SUCH PARTIES.

        [Remainder of Page Intentionally Blank. Signature Pages Follow.]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                    UNION PACIFIC RESOURCES GROUP INC.,
                                    as Borrower

                                    By:
                                       --------------------------------
                                       Name:
                                            ---------------------------
                                       Title:
                                             --------------------------

                                    TEXAS COMMERCE BANK NATIONAL
                                      ASSOCIATION, as Administrative Agent and as a Bank

                                    By:
                                       --------------------------------
                                       Lee Beckelman
                                       Vice President

                  Signature Page to that certain $300,000,000.00 364 Day Competitive Advance/Revolving Credit Agreement dated as of November 25, 1997, among Union Pacific Resources Group Inc., as Borrower, Texas Commerce Bank National Association, as Administrative Agent, The Chase Manhattan Bank, as Auction Administration Agent, Bank of America NT&SA, as Documentation Agent, NationsBank of Texas, N.A., as Syndication Agent, and the Banks named therein, including the undersigned.

                                              NATIONSBANK OF TEXAS, N.A.,
                                              as Syndication Agent and as a Bank

                                              By:
                                                 -------------------------------
                                                  J. Scott Fowler
                                                  Vice President

                  Signature Page to that certain $300,000,000.00 364 Day Competitive Advance/Revolving Credit Agreement dated as of November 25, 1997, among Union Pacific Resources Group Inc., as Borrower, Texas Commerce Bank National Association, as Administrative Agent, The Chase Manhattan Bank, as Auction Administration Agent, Bank of America NT&SA, as Documentation Agent, NationsBank of Texas, N.A., as Syndication Agent, and the Banks named therein, including the undersigned.

                                        BANK OF AMERICA NT&SA,
                                          as Documentation Agent and as a Bank

                                        By:
                                           -----------------------------------
                                           Name:
                                                ------------------------------
                                           Title:
                                                 -----------------------------

                  Signature Page to that certain $300,000,000.00 364 Day Competitive Advance/Revolving Credit Agreement dated as of November 25, 1997 among Union Pacific Resources Group Inc., as Borrower, Texas Commerce Bank National Association, as Administrative Agent, The Chase Manhattan Bank, as Auction Administration Agent, Bank of America NT&SA, as Documentation Agent, NationsBank of Texas, N.A., as Syndication Agent, and the Banks named therein, including the undersigned.

                                          TEXAS COMMERCE BANK
                                            NATIONAL ASSOCIATION, as a Bank

                                          By:
                                             ------------------------------
                                             Name:
                                                  -------------------------
                                             Title:
                                                   ------------------------

                  Signature Page to that certain $300,000,000.00 364 Day Competitive Advance/Revolving Credit Agreement dated as of November 25, 1997 among Union Pacific Resources Group Inc., as Borrower, Texas Commerce Bank National Association, as Administrative Agent, The Chase Manhattan Bank, as Auction Administration Agent, Bank of America NT&SA, as Documentation Agent, NationsBank of Texas, N.A., as Syndication Agent, and the Banks named therein, including the undersigned.

                                             BANK OF AMERICA NT&SA, as a Bank

                                             By:
                                                -----------------------------
                                                Name:
                                                     ------------------------
                                                Title:
                                                      -----------------------

                  Signature Page to that certain $300,000,000.00 364 Day Competitive Advance/Revolving Credit Agreement dated as of November 25, 1997 among Union Pacific Resources Group Inc., as Borrower, Texas Commerce Bank National Association, as Administrative Agent, The Chase Manhattan Bank, as Auction Administration Agent, Bank of America NT&SA, as Documentation Agent, NationsBank of Texas, N.A., as Syndication Agent, and the Banks named therein, including the undersigned.

                                           CREDIT SUISSE FIRST BOSTON, as a Bank

                                           By:
                                              ----------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------

                                           By:
                                              ----------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------

                  Signature Page to that certain $300,000,000.00 364 Day Competitive Advance/Revolving Credit Agreement dated as of November 25, 1997 among Union Pacific Resources Group Inc., as Borrower, Texas Commerce Bank National Association, as Administrative Agent, The Chase Manhattan Bank, as Auction Administration Agent, Bank of America NT&SA, as Documentation Agent, NationsBank of Texas, N.A., as Syndication Agent, and the Banks named therein, including the undersigned.

                                           ROYAL BANK OF CANADA, as a Bank

                                           By:
                                              ----------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------

                  Signature Page to that certain $300,000,000.00 364 Day Competitive Advance/Revolving Credit Agreement dated as of November 25, 1997 among Union Pacific Resources Group Inc., as Borrower, Texas Commerce Bank National Association, as Administrative Agent, The Chase Manhattan Bank, as Auction Administration Agent, Bank of America NT&SA, as Documentation Agent, NationsBank of Texas, N.A., as Syndication Agent, and the Banks named therein, including the undersigned.

                                         ABN AMRO BANK N.V., HOUSTON AGENCY
                                         By:  ABN AMRO North America, Inc., as
                                              a Bank

                                         By:
                                            ----------------------------------
                                            H. Greg Shiels
                                            Vice President and Director

                                         By:
                                            ----------------------------------
                                            Name:
                                                 -----------------------------
                                            Title:
                                                  ----------------------------

                  Signature Page to that certain $300,000,000.00 364 Day Competitive Advance/Revolving Credit Agreement dated as of November 25, 1997 among Union Pacific Resources Group Inc., as Borrower, Texas Commerce Bank National Association, as Administrative Agent, The Chase Manhattan Bank, as Auction Administration Agent, Bank of America NT&SA, as Documentation Agent, NationsBank of Texas, N.A., as Syndication Agent, and the Banks named therein, including the undersigned.

                                         BANK OF MONTREAL, as a Bank

                                         By:
                                            ----------------------------------
                                            Name:
                                                 -----------------------------
                                            Title:
                                                  ----------------------------

                  Signature Page to that certain $300,000,000.00 364 Day Competitive Advance/Revolving Credit Agreement dated as of November 25, 1997 among Union Pacific Resources Group Inc., as Borrower, Texas Commerce Bank National Association, as Administrative Agent, The Chase Manhattan Bank, as Auction Administration Agent, Bank of America NT&SA, as Documentation Agent, NationsBank of Texas, N.A., as Syndication Agent, and the Banks named therein, including the undersigned.

                                         THE FIRST NATIONAL BANK
                                           OF CHICAGO, as a Bank

                                         By:
                                            ----------------------------------
                                            Name:
                                                 -----------------------------
                                            Title:
                                                  ----------------------------

                  Signature Page to that certain $300,000,000.00 364 Day Competitive Advance/Revolving Credit Agreement dated as of November 25, 1997 among Union Pacific Resources Group Inc., as Borrower, Texas Commerce Bank National Association, as Administrative Agent, The Chase Manhattan Bank, as Auction Administration Agent, Bank of America NT&SA, as Documentation Agent, NationsBank of Texas, N.A., as Syndication Agent, and the Banks named therein, including the undersigned.

                                         MELLON BANK, N.A., as a Bank

                                         By:
                                            ----------------------------------
                                            Name:
                                                 -----------------------------
                                            Title:
                                                  ----------------------------

                  Signature Page to that certain $300,000,000.00 364 Day Competitive Advance/Revolving Credit Agreement dated as of November 25, 1997 among Union Pacific Resources Group Inc., as Borrower, Texas Commerce Bank National Association, as Administrative Agent, The Chase Manhattan Bank, as Auction Administration Agent, Bank of America NT&SA, as Documentation Agent, NationsBank of Texas, N.A., as Syndication Agent, and the Banks named therein, including the undersigned.

                                         THE INDUSTRIAL BANK OF JAPAN, LTD.,
                                           NEW YORK BRANCH, as a Bank

                                         By:
                                            ----------------------------------
                                            Name:
                                                 -----------------------------
                                            Title:
                                                  ----------------------------

                  Signature Page to that certain $300,000,000.00 364 Day Competitive Advance/Revolving Credit Agreement dated as of November 25, 1997 among Union Pacific Resources Group Inc., as Borrower, Texas Commerce Bank National Association, as Administrative Agent, The Chase Manhattan Bank, as Auction Administration Agent, Bank of America NT&SA, as Documentation Agent, NationsBank of Texas, N.A., as Syndication Agent, and the Banks named therein, including the undersigned.

                                         WELLS FARGO BANK (TEXAS), N.A., as
                                           a Bank

                                         By:
                                            ----------------------------------
                                            Name:
                                                 -----------------------------
                                            Title:
                                                  ----------------------------

                  Signature Page to that certain $300,000,000.00 364 Day Competitive Advance/Revolving Credit Agreement dated as of November 25, 1997 among Union Pacific Resources Group Inc., as Borrower, Texas Commerce Bank National Association, as Administrative Agent, The Chase Manhattan Bank, as Auction Administration Agent, Bank of America NT&SA, as Documentation Agent, NationsBank of Texas, N.A., as Syndication Agent, and the Banks named therein, including the undersigned.

                                         BANQUE NATIONALE DE PARIS,
                                           HOUSTON AGENCY, as a Bank

                                         By:
                                            ----------------------------------
                                            Name:
                                                 -----------------------------
                                            Title:
                                                  ----------------------------

                  Signature Page to that certain $300,000,000.00 364 Day Competitive Advance/Revolving Credit Agreement dated as of November 25, 1997 among Union Pacific Resources Group Inc., as Borrower, Texas Commerce Bank National Association, as Administrative Agent, The Chase Manhattan Bank, as Auction Administration Agent, Bank of America NT&SA, as Documentation Agent, NationsBank of Texas, N.A., as Syndication Agent, and the Banks named therein, including the undersigned.

                                         THE BANK OF NEW YORK, as a Bank

                                         By:
                                            ----------------------------------
                                            Name:
                                                 -----------------------------
                                            Title:
                                                  ----------------------------

                  Signature Page to that certain $300,000,000.00 364 Day Competitive Advance/Revolving Credit Agreement dated as of November 25, 1997 among Union Pacific Resources Group Inc., as Borrower, Texas Commerce Bank National Association, as Administrative Agent, The Chase Manhattan Bank, as Auction Administration Agent, Bank of America NT&SA, as Documentation Agent, NationsBank of Texas, N.A., as Syndication Agent, and the Banks named therein, including the undersigned.

                                         THE NORTHERN TRUST COMPANY, as a Bank

                                         By:
                                            ----------------------------------
                                            Name:
                                                 -----------------------------
                                            Title:
                                                  ----------------------------

                                   SCHEDULE I
                                   ----------

                     Banks, Lending Offices, and Commitments
                     ---------------------------------------

                         NOTICE ADDRESS
BANK                     (Other than Notices of        DOMESTIC                   CD
                         Borrowing)                    LENDING OFFICE             LENDING OFFICE

Texas Commerce Bank      Texas Commerce Tower          Texas Commerce Tower       Texas Commerce Tower
National Association     2200 Ross Avenue,             2200 Ross Avenue,          2200 Ross Avenue,
                         3rd Floor                     3rd Floor                  3rd Floor
                         Dallas, TX 75201              Dallas, TX 75201           Dallas, TX 75201
                         Attn: Lee Beckelman           Attn: Richard Sink         Attn: Richard Sink
                                 Vice President

Bank of America          Bank of America, NT&SA        Bank of America, NT&SA     Bank of America, NT&SA
NT&SA                    333 Clay                      333 Clay                   333 Clay
                         Suite 4550                    Suite 4550                 Suite 4550
                         Houston, TX  77002            Houston, TX  77002         Houston, TX  77002
                         Attn: Ron McKaig              Attn: Loans Administrator  Attn: Loans Administrator

NationsBank of Texas,    NationsBank of Texas, N.A.    NationsBank of Texas, N.A. NationsBank of Texas, N.A.
N.A.                     901 Main Street               901 Main Street            901 Main Street
                         64th Floor                    14th Floor                 14th Floor
                         Dallas, TX 75202              Dallas, TX 75202           Dallas, TX 75202
                         Attn: J. Scott Fowler         Attn: Ken Brookshire       Attn: Ken Brookshire
                                Vice President

Credit Suisse First      Credit Suisse First Boston    Credit Suisse First Boston Credit Suisse First Boston
Boston                   11 Madison Avenue             11 Madison Avenue          11 Madison Avenue
                         New York, NY 10010-3692       New York, NY 10010-3692    New York, NY 10010-3692
                         Attn: Eric Eckholdt           Attn: David Meckler,       Attn: David Meckler,
                                                              Client Services            Client Services

Royal Bank of Canada     Royal Bank of Canada          Royal Bank of Canada       Royal Bank of Canada
                         12450 Greenspoint Drive       1 Financial Square         1 Financial Square
                         Suite 1450                    23rd Floor                 23rd Floor
                         Houston, TX  76060            New York, NY 10005-3531    New York, NY 10005-3531
                         Attn: Linda M. Stephens,      Attn: Loans Administrator  Attn: Loans Administrator
                         Manager

ABN-AMRO Bank,           ABN-AMRO Bank, N.V.           ABN-AMRO Bank, N.V.        ABN-AMRO Bank, N.V.
N.V.                     Three Riverway                Three Riverway             Three Riverway
                         Suite 1700                    Suite 1700                 Suite 1700
                         Houston, TX 77056             Houston, TX 77056          Houston, TX 77056
                         Attn: H. Gene Shiels          Attn: Josephine Zozobrado  Attn: Josephine Zozobrado
                         Vice President and  Director


Bank of Montreal         Bank of Montreal              Bank of Montreal           Bank of Montreal
                         700 Louisiana Street          700 Louisiana Street       700 Louisiana Street
                         Suite 4400                    Suite 4400                 Suite 4400
                         Houston, TX 77002             Houston, TX 77002          Houston, TX 77002
                         Attn: Robert L. Roberts       Attn: Jane M. Wiley        Attn: Jane M. Wiley
                                Director                      Senior Officer,            Senior Officer,
                                                              Client Services            Client Services

The First National Bank  Royal Bank of Canada          Royal Bank of Canada       Royal Bank of Canada
  of Chicago             1100 Louisiana Street         1 First National Plaza     1 First National Plaza
                         Suite 3200                    10th Floor                 10th Floor
                         Houston, TX 77002             Chicago, IL 60670          Chicago, IL 60670
                         Attn: Susan Stiernberg        Attn:  Bill Laird          Attn:  Bill Laird
                                Vice President


BANK                    EURODOLLAR LENDING              COMMITMENT
                        OFFICE                        (In U.S. Dollars)

Texas Commerce Bank     Texas Commerce Tower
National Association    2200 Ross Avenue,
                        3rd Floor
                        Dallas, TX 75201                  $27,000,000
                        Attn: Richard Sink


Bank of America         Bank of America, NT&SA
NT&SA                   333 Clay
                        Suite 4550                        $27,000,000
                        Houston, TX  77002
                        Attn: Loans Administrator

NationsBank of Texas,   NationsBank of Texas, N.A.
N.A.                    901 Main Street
                        14th Floor
                        Dallas, TX 75202                  $27,000,000
                        Attn: Ken Brookshire


Credit Suisse First     Credit Suisse First Boston
Boston                  11 Madison Avenue
                        New York, NY 10010-3692           $24,000,000
                        Attn: David Meckler,
                               Client Services

Royal Bank of Canada    Royal Bank of Canada
                        1 Financial Square
                        23rd Floor
                        New York, NY 10005-3531           $24,000,000

                        Attn: Loans Administrator


ABN-AMRO Bank,          ABN-AMRO Bank, N.V.
N.V.                    Three Riverway
                        Suite 1700
                        Houston, TX 77056                 $19,000,000
                        Attn:  Josephine Zozobrado


Bank of Montreal        700 Louisiana Street
                        Suite 4400
                        Houston, TX 77002
                        Attn: Jane M. Wiley               $19,000,000
                               Senior Officer,
                               Client Services


The First National Bank Royal Bank of Canada
  of Chicago            1 First National Plaza
                        10th Floor
                        Chicago, IL 60670                 $19,000,000
                        Attn:  Bill Laird


                                                                      SCHEDULE I
                                                                      ----------

                             NOTICE ADDRESS
BANK                         (Other than Notices of           DOMESTIC                      CD
                             Borrowing)                       LENDING OFFICE                LENDING OFFICE

Mellon Bank, N.A.            Mellon Bank, N.A.                Mellon Bank, N.A.             Mellon Bank, N.A.
                             Three Mellon Bank Center         Three Mellon Bank Center      Three Mellon Bank Center
                             Room 2304                        Room 2304                     Room 2304
                             Pittsburgh, PA 15259             Pittsburgh, PA 15259          Pittsburgh, PA 15259
                             Attn: Andrew Plonsky             Attn: Andrew Plonsky          Attn: Andrew Plonsky

The Industrial Bank          The Industrial Bank of Japan,    The Industrial Bank of Japan, The Industrial Bank of Japan,
  of Japan, Ltd.,            Ltd., New York Branch            Ltd., New York Branch         Ltd., New York Branch
  New York Branch            Three Allen Center               1251 Avenue of the Americas   1251 Avenue of the Americas
                             Suite 4850                       New York, NY 10020-1104       New York, NY 10020-1104
                             333 Clay Street                  Attn: Mr. Atsushi Kawai       Attn: Mr. Atsushi Kawai
                             Houston, TX 77002                Credit Administration         Credit Administration
                             Attn: W. Lynn Williford

                             For Bid Notices:


                             The Industrial Bank of Japan,
                             Ltd., New York Branch
                             Three Allen Center
                             Suite 4850
                             333 Clay Street
                             Houston, TX 77002
                             Attn: Ms. Jessica Cowan
                             Client Representative

Wells Fargo Bank             Wells Fargo Bank (Texas),        Wells Fargo Bank (Texas),     Wells Fargo Bank (Texas),
  (Texas), N.A.              N.A.                             N.A.                          N.A.
                             1445 Ross Avenue                 1445 Ross Avenue              1445 Ross Avenue
                             Suite 400                        Suite 400                     Suite 400
                             Dallas, TX  75202-2812           Dallas, TX  75202-2812        Dallas, TX  75202-2812
                             Attn: Chad Kirkham               Attn: Chad Kirkham            Attn: Chad Kirkham

Banque Nationale de          Banque Nationale de Paris,       Banque Nationale de Paris,    Banque Nationale de Paris,
Paris, Houston Agency        Houston Agency                   Houston Agency                Houston Agency
                             717 North Harwood                333 Clay, Suite 3400          333 Clay, Suite 3400
                             Suite 2630                       Houston, TX 77002             Houston, TX 77002
                             Dallas, TX  75201                Attn: Donna Rose              Attn: Donna Rose
                             Attn: David Camp

The Bank of New York         The Bank of New York             The Bank of New York          The Bank of New York
                             One Wall Street, 19th Fl.        One Wall Street               One Wall Street, 19th Fl.
                             New York, NY  10286              19th Floor                    New York, NY  10286
                             Attn: Raymond J. Palmer,         New York, NY  10286           Attn: Raymond J. Palmer,
                                     Vice President           Attn: Raymond J. Palmer,              Vice President
                                                                      Vice President

The Northern Trust           The Northern Trust Company       The Northern Trust Company    The Northern Trust Company
Company                      50 South LaSalle Street          50 South LaSalle Street       50 South LaSalle Street
                             9th Floor                        12th Floor                    12th Floor
                             Chicago, IL  60675               Chicago, IL  60675            Chicago, IL  60675
                             Attn: David Love                 Attn:  Linda Honda            Attn:  Linda Honda



BANK                         EURODOLLAR LENDING                            COMMITMENT
                             OFFICE                                     (In U.S. Dollars)

Mellon Bank, N.A.            Mellon Bank, N.A.
                             Three Mellon Bank Center
                             Room 2304                                      $19,000,000
                             Pittsburgh, PA 15259
                             Attn: Andrew Plonsky

The Industrial Bank          The Industrial Bank of Japan,
  of Japan, Ltd.,            Ltd., New York Branch
  New York Branch            1251 Avenue of the Americas

                             New York, NY 10020-1104
                             Attn: Mr. Atsushi Kawai
                             Credit Administration



                                                                            $19,000,000









Wells Fargo Bank             Wells Fargo Bank (Texas),
  (Texas), N.A.              N.A.
                             1445 Ross Avenue
                             Suite 400                                      $19,000,000
                             Dallas, TX  75202-2812
                             Attn: Chad Kirkham

Banque Nationale de          Banque Nationale de Paris,
Paris, Houston Agency        Houston Agency
                             333 Clay, Suite 3400
                             Houston, TX 77002                              $19,000,000
                             Attn: Donna Rose


The Bank of New York         The Bank of New York
                             One Wall Street
                             19th Floor
                             New York, NY  10286                            $19,000,000
                             Attn: Raymond J. Palmer,
                                     Vice President

The Northern Trust           The Northern Trust Company
Company                      50 South LaSalle Street
                             12th Floor                                     $19,000,000
                             Chicago, IL  60675
                             Attn:  Linda Honda
                                                          Total:          $300,000,000.00

                                                                      SCHEDULE I
                                                                      ----------

                                   SCHEDULE II
                                   -----------

                             Principal Subsidiaries
                             ----------------------

               1.  Union Pacific Resources Company
               2.  UP Fuels Marketing and Trading, Inc.
               3.  Rock Springs Royalty Company
               4.  Bitter Creek Coal Company

                                                                     SCHEDULE II
                                                                     -----------

                                  SCHEDULE III
                                  ------------

                                 Existing Liens
                                 --------------

                                      None.

                                                                    SCHEDULE III
                                                                    ------------

                                   EXHIBIT A-1
                                   -----------

                          Notice of Contract Borrowing
                          ----------------------------

                                           [Date]
                                                 ------------------------------
Texas Commerce Bank National Association,
  as Administrative Agent
Texas Commerce Tower
Energy Department
2200 Ross Avenue, 3rd Floor
Dallas, Texas 75201

Attn: Lee Beckelman
      Vice President

Gentlemen:

                  The undersigned, Union Pacific Resources Group Inc., refers to the $300,000,000 364 Day Competitive Advance/Revolving Credit Agreement, dated as of November 25, 1997 (the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain Banks parties thereto, Texas Commerce Bank National Association, as Administrative Agent for said Banks, The Chase Manhattan Bank, as Auction Administration Agent, Bank of America NT&SA, as Documentation Agent, and NationsBank of Texas, as Syndication Agent, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Contract Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Contract Borrowing (the "Proposed Contract Borrowing") as required by Section 2.02(a) of the Credit Agreement:

                  (i) The Business Day of the Proposed Contract Borrowing is _________________________, 19__.

                  (ii) The Type of Contract Advances comprising the Proposed Contract Borrowing is [Adjusted CD Rate Advances] [Alternate Base Rate Advances] [Eurodollar Rate Contract Advances].

                  (iii) The aggregate amount of the Proposed Contract Borrowing is $ .


                  (iv) The Interest Period for each Contract Advance made as part of the Proposed Contract Borrowing is [ days] [ months[s]].

                                              Very truly yours,

                                              UNION PACIFIC RESOURCES GROUP INC.

                                              By:
                                                 ------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------

                                                                     EXHIBIT A-1
                                                                     -----------

                                   EXHIBIT A-2
                                   -----------

                         Notice of Competitive Borrowing
                         -------------------------------

                                                  [Date]
                                                        -----------------------

Texas Commerce Bank National Association, The Chase Manhattan Bank,
  as Administrative Agent                   as Auction Administration Agent
Texas Commerce Tower                      c/o The Loan and Agency Services Group
Energy Department                         One Chase Manhattan Plaza, 8th Floor
2200 Ross Avenue, 3rd Floor               Energy Department
Dallas, Texas 75201                       New York, New York 10081

Attn: Lee Beckelman                       Attn: Sandra Miklave
      Vice President                      Fax:  (212) 552-5658

Gentlemen:

                  The undersigned, Union Pacific Resources Group Inc., refers to the $300,000,000 364 Day Competitive Advance/Revolving Credit Agreement, dated as of November 25, 1997 (the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain Banks parties thereto, Texas Commerce Bank National Association, as Administrative Agent, The Chase Manhattan Bank, as Auction Administration Agent, Bank of America NT&SA, as Documentation Agent, and NationsBank of Texas, N.A., as Syndication Agent, and hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that the undersigned hereby requests a Competitive Borrowing under the Credit Agreement, and in that connection sets forth the terms on which Competitive Borrowing (the "Proposed Competitive Borrowing") is requested to be made:

                  1.  Date of Competitive Borrowing
                      (which is a Business Day)
                                                         --------------------
                  2.  Type of Competitive Advances
                      comprising the Proposed
                      Competitive Borrowing(1)
                                                         --------------------
                  3.  Amount of Competitive Borrowing(2)
                                                         --------------------
                  4.  Maturity Date(3)
                                                         --------------------

                  5.  Other Provisions, if any
                                                         --------------------
                                                         --------------------

                                              Very truly yours,

                                              UNION PACIFIC RESOURCES GROUP INC.

                                              By:
                                                 -------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------

--------
                  (1) Eurodollar Rate Competitive Advance or Fixed Rate Competitive Advance.

                  (2) Not less than $10,000,000 or greater than the annual aggregate Commitment of the Bank and in integral multiples of $1,000,000.

                  (3) (i)In the case of a Eurodollar Rate Competitive Borrowing, 1, 2, 3, or 6 months and (ii) in the case of a Fixed Rate Competitive Advance of not less than seven calendar days, and which in either case shall not end later than the Termination Date.

                                                                     EXHIBIT A-2
                                                                     -----------

                                                                     EXHIBIT A-2
                                                                     -----------

                                   EXHIBIT A-3
                                   -----------

               FORM OF NOTICE TO BANKS OF COMPETITIVE BID REQUEST

[Name of Bank]
[Address of Bank]

                                                                          [Date]

Attention:

Dear Sirs:

                  Reference is made to the 364 Day Competitive Advance/Revolving Credit Agreement (the "Credit Agreement") dated as of November 25, 1997, among Union Pacific Resources Group Inc. ("Borrower"), the Banks named therein, Texas Commerce Bank National Association, as Administrative Agent, NationsBank of Texas, N.A., as Syndication Agent, and Bank of America NT&SA, as Documentation Agent, and The Chase Manhattan Bank, as Auction Administration Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower delivered a Notice of Competitive Borrowing requesting a Competitive Bid on _____________, 19__ pursuant to Section 2.03(a) of the Credit Agreement, and in that connection
you are invited to submit a Competitive Bid by   [Date] / [Time]   .(1) Your
Competitive Bid must comply with Section 2.03(b) of the Credit Agreement and the terms set forth below on which the Notice of Competitive Borrowing was made:

(A)   Date of Competitive Borrowing
                                       ----------------------------------------

(B)   Aggregate Principal Amount of
      Competitive Borrowing
                                       ----------------------------------------

(C)   Interest Rate Basis
                                       ----------------------------------------


(D)   Interest Period and the Last Day
      Thereof
                                       ----------------------------------------

                                       Very truly yours,

                                       THE CHASE MANHATTAN BANK, as Auction
                                         Administration Agent

                                       By:
                                          -------------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------

--------
                  (1) The Competitive Bid must be received by the Auction Administration Agent (i) in the case of Eurodollar Rate Competitive Advances, not later than 10:00 a.m., New York City time, three Business Days before a proposed Competitive Borrowing, and (ii) in the case of Fixed Rate Competitive Advances, not later than 10:00 a.m., New York City time, on the date of a proposed Competitive Borrowing.

                                                                     EXHIBIT A-3
                                                                     -----------

                                   EXHIBIT A-4
                                   -----------

                             FORM OF COMPETITIVE BID

The Chase Manhattan Bank, as Auction Administration
   Agent for the Banks referred to below
c/o The Loan and Agency Services Group
One Chase Manhattan Plaza, 8th Floor
New York, New York 10081

                                                                          [Date]

Attention: Sandra Miklave
           Fax (212) 552-5658

Dear Sirs:

                  The undersigned, [Name of Bank], refers to the 364 Day Competitive Advance/Revolving Credit Agreement dated as of November 25, 1997 (the "Credit Agreement"), among Union Pacific Resources Group Inc. (the "Borrower"), the Banks named therein, Texas Commerce Bank National Association, as Administrative Agent, NationsBank of Texas, N.A., as Syndication Agent, and Bank of America NT&SA, as Documentation Agent, and The Chase Manhattan Bank, as Auction Administration Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby makes a Competitive Bid pursuant to Section 2.03(a)(ii) of the Credit Agreement, in response to the Notice of Competitive Borrowing made by the Borrower on ________, 19 _______, and in that connection sets forth below the terms on which such Competitive Bid is made:

(A) Principal Amount(1)
                                      ------------------------------------------
(B) Competitive Bid Rate(2)
                                      ------------------------------------------

(C) Interest Period and the Last
    Day Thereof(3)
                                      ------------------------------------------


                  The undersigned hereby confirms that it is prepared to extend credit to the Company upon acceptance by the Company of this bid in accordance with Section 2.03(a)(v) of the Credit Agreement.

                                     Very truly yours,

                                     [NAME OF BANK]

                                     By:
                                        ----------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

--------
                  (1) Not less than $10,000,000 or greater than the available Total Commitment and in integral multiples of $1,000,000. Multiple bids will be accepted by the Auction Administration Agent.

                  (2) i.e., Eurodollar Rate + or - ____%, in the case of Eurodollar Rate Advances, or ____%, in the case of Fixed Rate Competitive Advances (in each case, expressed in the form of a decimal to no more than four decimal places).

                  (3) The Interest Period must be the Interest Period specified in the Notice of Competitive Borrowing.

                                                                     EXHIBIT A-4
                                                                     -----------

                                   EXHIBIT A-5
                                   -----------

                  FORM OF COMPETITIVE BID ACCEPT/REJECT LETTER

                                                                          [Date]

The Chase Manhattan Bank, as Auction Administration
   Agent under the Credit Agreement referred to below
The Loan and Agency Services Group
One Chase Manhattan Plaza, 8th Floor
New York, New York 10081
Attention:  Sandra Miklave
            Fax: (212) 552-5658

Dear Sirs:

                  Reference is made to the 364 Day Competitive Bid/Revolving Credit Agreement dated as of November 25, 1997 (the "Credit Agreement"), among the Union Pacific Resources Group Inc. (the "Borrower"), the Banks named therein, Texas Commerce Bank National Association, as Administrative Agent, NationsBank of Texas, N.A., as Syndication Agent, and Bank of America NT&SA, as Documentation Agent, and The Chase Manhattan Bank, as Auction Administration Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

                  In accordance with Section 2.03(a)(ii), the Borrower has received a notice of bids in connection with its Competitive Bid Request dated [insert date] and in accordance with Section 2.03(a)(iii) of the Credit Agreement, the undersigned hereby accepts the following bids for maturity on [insert date]:

Principal Amount             Fixed Rate/Margin                 Bank
----------------             -----------------                 ----

$                           [%] / [+/-, .     %]
 --------------------                    -----
$                           [%] / [+/-, .     %]
 --------------------                    -----

The undersigned hereby rejects the following bids:

Principal Amount             Fixed Rate/Margin                 Bank
----------------             -----------------                 ----

$                           [%] / [+/-, .     %]
 --------------------                    -----
$                           [%] / [+/-, .     %]
 --------------------                    -----

                  The $_____________________ should be deposited in Texas Commerce Bank National Association account number [insert number] on [insert date] [or] [wire transferred to [Name of Bank] account number [insert number] [other wire instructions] on [date]].

                                         Very truly yours,

                                         UNION PACIFIC RESOURCES GROUP INC.

                                         By:
                                            ----------------------------------
                                            Name:
                                                 -----------------------------
                                            Title:
                                                  ----------------------------

                                                                     EXHIBIT A-5
                                                                     -----------

                                    EXHIBIT B
                                    ---------

                       Assignment and Acceptance Agreement
                       -----------------------------------

                            Dated __________, 19____

                  Reference is made to the $300,000,000 364 Day Competitive Advance/Revolving Credit Agreement, dated as of November 25, 1997 (the "Credit Agreement") among Union Pacific Resources Group Inc., a Utah corporation (the "Borrower"), the Banks (as defined in the Credit Agreement), and Texas Commerce Bank National Association, as Administrative Agent for the Banks (the "Administrative Agent"), The Chase Manhattan Bank, as Auction Administration Agent, Bank of America NT&SA, as Documentation Agent, and NationsBank of Texas, as Syndication Agent. Terms defined in the Credit Agreement are used herein with the same meaning.

                  _________________________ (the "Assignor") and
________________________________ (the "Assignee") agree as follows:

                  1. The Assignor hereby sells and assigns to the Assignee, without recourse and without any representations and warranties of the Assignor except as specifically set forth below, and the Assignee hereby purchases and assumes from the Assignor, a portion of the Assignor's rights and obligations under the Credit Agreement as of the Assignment Date (as defined below) equal to a ________________________%(1) interest in and to all of the rights and obligations of the Banks under the Credit Agreement (including, without limitation, such percentage interest in the Commitments as in effect on the Assignment Date and the Advances, if any, outstanding on the Assignment Date).

                  2. The Assignor (i) represents and warrants that as of the date hereof its Commitment (without giving effect to assignments thereof which have not yet become effective) is $_________________ and the aggregate outstanding principal amount of Advances owing to it (without giving effect to assignments thereof which have not yet become effective) is $_______________ ;
(ii) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

                  3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01(e) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; and (vi) specifies as its CD Lending Office, Domestic Lending Office (and address for notices), and Eurodollar Lending Office the offices set forth beneath its name on the signature pages hereof.

--------
                  (1) Specify percentage to no more than four decimal points.

                                                                       EXHIBIT B
                                                                       ---------

                  4. The effective date for this Agreement and Acceptance shall be ______________ (the "Assignment Date"). Following the execution of this Agreement and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent.

                  5. Upon such acceptance and recording, as of the Assignment Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder, and (ii) the Assignor shall, to the extent provided in this Agreement and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

                  6. Upon such acceptance and recording, from and after the Assignment Date, the Administrative Agent shall make all payments under the Credit Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Assignment Date directly between themselves.

                  7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

                                       [NAME OF ASSIGNOR]

                                       By:
                                          ---------------------------------
                                       Name:
                                            -------------------------------
                                       Title:
                                             ------------------------------


                                       [NAME OF ASSIGNEE]

                                       By:
                                          ---------------------------------
                                       Name:
                                            -------------------------------
                                       Title:
                                             ------------------------------


                                       Domestic Lending Office (and address for notices):

                                               [Address]

                                       CD Lending Office:
                                               [Address]

                                       Eurodollar Lending Office:
                                               [Address]


Accepted this _____ day
of _______________, 19__

TEXAS COMMERCE BANK NATIONAL
ASSOCIATION, as Administrative Agent

By:
   ---------------------------------
Name:
     -------------------------------
Title:
      ------------------------------

--------

                  (2) See Section 8.07(a) of the Credit Agreement; such date shall be at least three Business Days after the execution of this Assignment and Acceptance.

                                                                       EXHIBIT B
                                                                       ---------

                                   EXHIBIT C-1
                                   -----------

                          Opinion of Borrower's Counsel
                          -----------------------------

                                                           _______________, 1997

To each of the Banks party to the
      $300,000,000 364 Day Competitive Advance/
      Revolving Credit Agreement, dated as of
      November 25, 1997 among Union Pacific
      Resources Group Inc., the Banks party
      thereto, and Texas Commerce Bank National
      Association, as Administrative Agent for said Banks

                       Union Pacific Resources Group Inc.
                       ----------------------------------

Ladies and Gentlemen:

                  I am the General Attorney of Union Pacific Resources Group Inc., a Utah corporation (the "Borrower"), and have acted in such capacity in connection with the execution and delivery of the $300,000,000 364 Day Competitive Advance/Revolving Credit Agreement, dated as of November 25, 1997 (the "Agreement"), among the Borrower, the several banks party thereto, Texas Commerce Bank National Association, as Administrative Agent, The Chase Manhattan Bank, as Auction Administration Agent, Bank of America NT&SA, as Documentation Agent, and NationsBank of Texas, as Syndication Agent. This opinion is delivered to you pursuant to Subsection 3.01(e) of the Agreement. Terms used herein which are defined in the Agreement shall have the respective meanings set forth in the Agreement, unless otherwise defined herein.

                  In connection with this opinion, I have examined executed copies of the Agreement and such corporate documents and records of the Borrower and its Subsidiaries, certificates of public officials and officers of the Borrower and its Subsidiaries, and such other documents, as I have deemed necessary or appropriate for the purposes of this opinion. In stating my opinion, I have assumed the genuineness of all signatures of, and the authority of, persons signing this Agreement on behalf of parties thereto other than the Borrower, the authenticity of all documents submitted to me as originals and the conformity to authentic original documents of all documents submitted to me as certified, conformed or photostatic copies.

                  Based upon the foregoing, I am of the opinion that:

                  1. The Borrower is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Utah.

                  2. The execution, delivery, and performance by the Borrower of the Agreement are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Borrower's charter or by-laws or (ii) any law, statute, regulation, or order of any governmental agency, or (iii) to the best of my knowledge, any contractual restriction binding on or affecting the Borrower. The Agreement has been duly executed and delivered by the Borrower.

                  3. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery, and performance by the Borrower of the Agreement.

                                                                     EXHIBIT C-1
                                                                     -----------

                  4. The Agreement is a legal, valid, and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, and except that no opinion is expressed as to the availability of the remedy of specific performance.

                  5. There is no pending or threatened action or proceeding affecting the Borrower or any of its consolidated Subsidiaries before any court, governmental agency or arbitrator, (i) which purports to affect the legality, validity, or enforceability of the Agreement, or (ii) except as set forth in public documents filed with the Securities and Exchange Commission prior to the date of this opinion, which may materially adversely affect the financial condition or operations of the Borrower or any of its Subsidiaries, taken as a whole.

                  This opinion is limited to the laws of the State of New York, the corporate laws of the State of Utah, and applicable federal laws of the United States, provided that, as to matters of New York law, we have relied exclusively upon the opinion of _______________________, special New York counsel, a copy of which is attached hereto.

                  This opinion is solely for the benefit of the addressees hereof, any permitted assigns or participants of such addressees, and the law firm of Haynes and Boone, L.L.P. for use in connection with the transactions in connection with the Loan Papers and may not be relied upon by any other person or entity or for any other purpose without my express written consent.

                                          Very truly yours,

                                          Mark Jones
                                          General Attorney for
                                          Union Pacific Resources Group Inc.



                                                                     EXHIBIT C-1
                                                                     -----------

                                   EXHIBIT C-2
                                   -----------

                     Opinion of Borrower's New York Counsel
                     --------------------------------------

                                                          ________________, 1997

Union Pacific Resources Group Inc.
801 Cherry Street
Fort Worth, TX 76102

To each of the Banks party to the
      $300,000,000 364 Day Competitive Advance/
      Revolving Credit Agreement, dated as of
      November 25, 1997 among Union Pacific
      Resources Group Inc., the Banks party
      thereto, and Texas Commerce Bank National
      Association, as Administrative Agent for said Banks

                       Union Pacific Resources Group Inc.
                       ----------------------------------

Ladies and Gentlemen:

                  We have acted as special counsel to Union Pacific Resources Group Inc., a Utah corporation (the "Borrower"), in connection with the execution and delivery of the $300,000,000 364 Day Competitive Advance/Revolving Credit Agreement, dated as of November 25, 1997 (the "Agreement"), among the Borrower, the several banks party thereto, Texas Commerce Bank National Association, as Administrative Agent, The Chase Manhattan Bank, as Auction Administration Agent, Bank of America NT&SA, as Documentation Agent, and NationsBank of Texas, as Syndication Agent. This opinion is delivered to you pursuant to Subsection 3.01(e) of the Agreement. Terms used herein which are defined in the Agreement shall have the respective meanings set forth in the Agreement, unless otherwise defined herein.

                  In connection with this opinion, we have examined executed copies of the Agreement and such corporate documents and records of the Borrower and its Subsidiaries, certificates of public officials and officers of the Borrower and its Subsidiaries, and such other documents, as we have deemed necessary or appropriate for the purposes of this opinion. In stating our opinion, we have assumed the genuineness of all signatures of, and the authority of, persons signing this Agreement on behalf of parties thereto other than the Borrower, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as certified, conformed, or photostatic copies.

                  Based upon and subject to the foregoing, and upon such investigation as we have deemed necessary, we are of the opinion that:


                  1. The execution, delivery, and performance by the Borrower of the Agreement does not contravene any law, statute, regulation, or order of any governmental agency.

                  2. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery, and performance by the Borrower of the Agreement.

                                                                     EXHIBIT C-2
                                                                     -----------

                  3. The Agreement is a legal, valid, and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, and except that no opinion is expressed as to the availability of the remedy of specific performance.

                  This opinion is limited to the laws of the State of New York and applicable federal laws of the United States.

                  This opinion is solely for the benefit of the addressees hereof, any permitted assigns or participants of such addressees, and the law firm of Haynes and Boone, L.L.P. for use in connection with the transactions in connection with the Loan Papers and may not be relied upon by any other person or entity or for any other purpose without my express written consent.

                                          Very truly yours,

                                                                     EXHIBIT C-2
                                                                     -----------

                                    EXHIBIT D
                                    ---------

                   Opinion of Counsel to Administrative Agent
                   ------------------------------------------

                                                        __________________, 1997

To each of the Banks party to the
      $300,000,000 364 Day Competitive Advance/
      Revolving Credit Agreement, dated
      as of November 25, 1997 among
      Union Pacific Resources Group Inc.,
      said Banks, and Texas Commerce
      Bank National Association, as
      Administrative Agent for said Banks

                       Union Pacific Resources Group Inc.
                       ----------------------------------

Ladies and Gentlemen:

                  We have acted as counsel to Texas Commerce Bank National Association, individually and as Administrative Agent (as hereinafter defined), in connection with the execution and delivery of the $300,000,000 364 Day Competitive Advance/Revolving Credit Agreement, dated as of November 25, 1997 (the "Credit Agreement"), among Union Pacific Resources Group Inc., the banks party thereto (the "Banks"), Texas Commerce Bank National Association, as Administrative Agent for the Banks (the "Administrative Agent"), The Chase Manhattan Bank, as Auction Administration Agent, Bank of America NT&SA, as Documentation Agent, and NationsBank of Texas, as Syndication Agent. Terms defined in the Credit Agreement are, unless otherwise defined herein, used herein as therein defined.

                  In this connection with this opinion, we have examined the following documents, each of which, unless otherwise indicated, is dated the date hereof:

                  1. A counterpart of the Credit Agreement executed by the Borrower and the Administrative Agent (we have been informed by the Administrative Agent that each Bank has executed at least one counterpart of the Credit Agreement).

                  2. A certificate of the Secretary of the Borrower with respect to (i) certain resolutions adopted by the Board of Directors of the Borrower,
(ii) the Revised Articles of Incorporation and the By-laws of the Borrower and
(iii) the incumbency and signatures of certain officers of the Borrower, delivered pursuant to Sections 3.01(a) and 3.01(b) of the Credit Agreement.

                  3. An opinion of Mark Jones, General Attorney of the Borrower, delivered pursuant to Section 3.01(e) of the Credit Agreement.


                  4. An opinion of [Morgan, Lewis & Bockius, L.L.P.], special New York counsel to Borrower delivered pursuant to Section 3.01(e).

                  In our examination of the documents referred to above, we have assumed (a) the authenticity of all such documents submitted to us as originals, the genuineness of all signatures, the due authority of the parties executing such documents and the conformity to the originals of all such documents submitted to us as copies and (b) that no action, consent or approval of, registration or filing with, or any other action by an governmental authority is or will be required in connection with the transactions contemplated by the Credit Agreement, except such as have been made

                                                                       EXHIBIT D
                                                                       ---------
or obtained and are in full force and effect. We have relied, as to factual matters, on the documents we have examined.

                  Our opinions expressed below are limited to the law of the State of New York and the federal laws of the United States, and we do not express any opinions concerning any other law.

                  Based upon and subject to the foregoing and upon such investigation as we have deemed necessary, and in reliance upon the opinion described in Items 4 and 5 preceding, we are of the opinion that:

                  (i) while we have not independently considered the matters covered by the opinion listed in Item 3, above, the certificates and opinion referred to in Items 2 and 3 above, respectively, appear to be substantially responsive to the requirements of Section 3.01 of the Credit Agreement; and

                  (ii) assuming that the Credit Agreement has been duly authorized, executed, and delivered by the Borrower, the Credit Agreement constitutes a legal, valid, and binding obligation of the Borrower enforceable in accordance with its terms, subject to (i) laws relating to bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, rearrangement, liquidation, conservatorship, moratorium, and other laws affecting the enforcement of creditors' rights or the collection of debtors' obligations generally; (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); (iii) standards of commercial reasonableness and good faith; and (iv) other applicable laws, rules, regulations, court decisions and constitutional requirements in and of the States of New York and Utah, or the United States of America limiting or affecting the Loan Papers; provided that any limitations imposed by such other applicable laws, rules, regulations, court decisions, and constitutional requirements will not in our opinion, materially interfere with the Banks realizing the practical benefits intended to be conferred by the Loan Papers, though they may result in a delay thereof (and we express no opinion with respect to the economic consequences of any such delay); and (A) we express no opinion as to the validity or enforceability of any provision contained in any Loan Paper that relates to the subject matter jurisdiction of the federal courts located in the State of New York to adjudicate any controversy relating to any of the Loan Papers, (B) we express no opinion as to the last sentence of Section
2.16 of the Credit Agreement, (C) we express no opinion as to the effect of the law of any jurisdiction (other than the State of New York) wherein the Borrower or any Bank, including any lending office thereof, may be located which limits rates of interest which may be charged or collected by such Bank; and (D) we express no opinion as to the validity or enforceability of any provision contained in the Credit Agreement that purports to preclude the amendment, waiver, release, or discharge of obligations except by an instrument in writing, to the extent that such provision purports to exclude executory oral agreements.

                                Very truly yours,

                                                                       EXHIBIT D
                                                                       ---------

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I.        DEFINITIONS AND ACCOUNTING TERMS.............................1
      SECTION 1.01      Certain Defined Terms..................................1
      SECTION 1.02      Computation of Time Periods............................9
      SECTION 1.03      Accounting Terms.......................................9
      SECTION 1.04      Number and Gender of Words.............................9

ARTICLE II.       AMOUNTS AND TERMS OF THE ADVANCES...........................10
      SECTION 2.01      The Contract Advances.................................10
      SECTION 2.02      Making the Contract Advances..........................10
      SECTION 2.03      The Competitive Advances..............................11
      SECTION 2.04      Conversion and Continuation of Contract Borrowings....13
      SECTION 2.05      Fees..................................................14
      SECTION 2.06      Optional Reduction of the Commitments.................14
      SECTION 2.07      Repayment of Advances; Prepayment.....................15
      SECTION 2.08      Interest..............................................15
      SECTION 2.09      Alternate Rate of Interest............................16
      SECTION 2.10      Optional Renewal of Commitments.......................16
      SECTION 2.11      Increased Costs; Increased Capital....................17
      SECTION 2.12      Additional Interest on Eurodollar Rate Advances.......18
      SECTION 2.13      Change in Legality....................................19
      SECTION 2.14      Payments and Computations.............................19
      SECTION 2.15      Taxes on Payments.....................................20
      SECTION 2.16      Sharing of Payments, Etc..............................21
      SECTION 2.17      Removal of a Bank.....................................22

ARTICLE III.      CONDITIONS OF LENDING.......................................22
      SECTION 3.01      Conditions Precedent to Closing.  ....................22
      SECTION 3.02      Conditions Precedent to Each Borrowing................23

ARTICLE IV.       REPRESENTATIONS AND WARRANTIES..............................23
      SECTION 4.01      Representations and Warranties of the Borrower........23

ARTICLE V.        COVENANTS OF THE BORROWER...................................25
      SECTION 5.01      Affirmative Covenants.................................25
      SECTION 5.02      Negative Covenants....................................27

ARTICLE VI.       EVENTS OF DEFAULT...........................................30
      SECTION 6.01      Events of Default.....................................30

ARTICLE VII.      THE ADMINISTRATIVE AGENT....................................32
      SECTION 7.01      Authorization and Action..............................32
      SECTION 7.02      Administrative Agent's Reliance, Etc..................32
      SECTION 7.03      Administrative Agent and Affiliates...................33
      SECTION 7.04      Bank Credit Decision..................................33
      SECTION 7.05      Indemnification.......................................33
      SECTION 7.06      Successor Administrative Agent........................33



                                       (i)

ARTICLE VIII.     MISCELLANEOUS...............................................34
      SECTION 8.01      Amendments, Etc.......................................34
      SECTION 8.02      Notices, Etc..........................................34
      SECTION 8.03      No Waiver; Remedies...................................34
      SECTION 8.04      Costs, Expenses and Taxes.............................34
      SECTION 8.05      Right of Set-off......................................35
      SECTION 8.06.     Binding Effect........................................35
      SECTION 8.07      Assignments and Participations........................35
      SECTION 8.08      Governing Law.........................................37
      SECTION 8.09      Exceptions to Covenants...............................37
      SECTION 8.10      Survival..............................................38
      SECTION 8.11      Invalid Provisions....................................38
      SECTION 8.12      Maximum Rate..........................................38
      SECTION 8.13      Execution in Counterparts.............................38
      SECTION 8.14      Not in Control........................................38
      SECTION 8.15      INDEMNIFICATION.......................................38
      SECTION 8.16      Certain Agents........................................39
      SECTION 8.17      Entirety..............................................39


                             SCHEDULES AND EXHIBITS

      Schedule I         -   Banks, Lending Offices and Commitments
      Schedule II        -   Principal Subsidiaries
      Schedule III       -   Existing Liens
      Exhibit A-1        -   Notice of Contract Borrowing
      Exhibit A-2        -   Notice of Competitive Borrowing
      Exhibit A-3        -   Form of Notice to Banks of Competitive Bid Request
      Exhibit A-4        -   Form of Competitive Bid
      Exhibit A-5        -   Form of Competitive Bid Accept/Reject Letter
      Exhibit B          -   Assignment and Acceptance Agreement
      Exhibit C-1        -   Opinion of Borrower's Counsel
      Exhibit C-2        -   Opinion of Borrower's New York Counsel
      Exhibit D          -   Opinion of Counsel to Administrative Agent

                                      (ii)